EXECUTION COPY

Exhibit 10.28

PURCHASE AND SALE AGREEMENT

BETWEEN

Nortel Networks Limited
(“Seller”)

AND

AudioCodes Inc.
(“Buyer”)

AND

AudioCodes Ltd
(“Buyer Parent”)

April 7, 2003

Table of Contents

Page

ARTICLE I  ASSET PURCHASE

2

1.1

Purchase and Sale of Assets; Assumption of Liabilities

2

(a)

Transfer of Assets

2

(b)

Excluded Assets

2

(c)

Instruments of Conveyance and Transfer

3

(d)

Assumed Liabilities

3

(e)

Excluded Liabilities

4

1.2

Purchase Price and Other Payments

4

1.3

Allocation

6

1.4

The Closing

7

(a)

Time and Location

7

(b)

Actions at the Closing

7

1.5

Taxes

8

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLER

9

2.1

Organization, Qualification and Corporate Power

9

2.2

Title to Acquired Assets

10

2.3

Authority

10

2.4

Noncontravention

11

2.5

Absence of Conflicting Agreements

11

2.6

No Options

11

2.7

Material Contracts

12

2.8

Litigation

12

2.9

Labor Matters

12

2.10

Employee Benefits

13

2.11

Broker’s Fees

14

2.12

Governmental Permits and Licenses

14

2.13

Intellectual Property

14

2.14

Solvency

16

2.15

Product Sales

16

2.16

Legal Intercept Functionality

16

2.17

Product Performance

16

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER

17

3.1

Organization

17

3.2

Authorization of Transaction

17

3.3

Noncontravention

17

3.4

Broker’s Fees

18

3.5

Litigation

18

3.6

Financing

18

3.7

Employee Benefit Plans

18

3.8

Labor Matters

19

3.9

Solvency

19

ARTICLE IV  PRE-CLOSING COVENANTS

19

4.1

Efforts

19

4.2

Competition Laws

19

4.3

Conduct of Business Prior to Closing

20

(a)

Dealings with Acquired Assets

20

(b)

Encumbrances

20

4.4

Retention of Key Product Employees

20

4.5

Agreement with Solectron

20

ARTICLE V  CONDITIONS PRECEDENT TO CLOSING

21

5.1

Conditions to Obligations of Buyer

21

5.2

Conditions to Obligations of Seller

22

ARTICLE VI  INDEMNIFICATION

23

6.1

Indemnification by Seller

23

6.2

Indemnification by Buyer

23

6.3

Claims for Indemnification

24

(a)

Third-Party Claims

24

(b)

Procedure for Other Claims

25

6.4

Survival

25

6.5

Limitations

26

6.6

Treatment of Indemnification Payments

27

ARTICLE VII  TERMINATION

27

7.1

Termination of Agreement

27

7.2

Effect of Termination

28

ARTICLE VIII  FURTHER AGREEMENTS

28

8.1

Warranties on Products

28

8.2

Access to Information; Record Retention; Cooperation

28

(a)

Access to Information

28

(b)

Access to Personnel

29

(c)

Contact Persons

29

(d)

Confidentiality

29

8.3

Reserved

29

8.4

Employee Matters

29

(a)

Pre-Closing Conduct

29

(b)

Employment Related Liabilities

29

(c)

Offers of Employment

31

(d)

Post-Closing Treatment of Transferred Employees

32

8.5

Non-Competition

34

8.6

Deletion of Non-Assigned Software

38

8.7

Further Assurances

38

8.8

Acknowledgments by Buyer

39

8.9

Transfer of Equipment

39

8.10

Risk of Loss

39

8.11

Seller References

40

8.12

Reports; Audits of Certain Payments

40

ARTICLE IX  MISCELLANEOUS

41

9.1

Press Releases and Announcements

41

9.2

No Third Party Beneficiaries

41

9.3

Action to be Taken by Affiliates

41

9.4

Entire Agreement

41

9.5

Succession and Assignment

41

9.6

Counterparts

42

9.7

Headings

42

9.8

Notices

42

9.9

Governing Law; Jurisdiction

42

9.10

Amendments and Waivers

43

9.11

Severability

43

9.12

Expenses

43

9.13

Currency of Payments

43

9.14

Currency Conversion

43

9.15

Construction

43

9.16

Incorporation of Exhibits and Schedules

44

9.17

Facsimile Signature

44

-#-

Exhibits:

Exhibit A

-

Form of Technology License Agreement
Exhibit B

-

Form of OEM Agreement
Exhibit C

-

Form of Development Agreement
Exhibit D

-

Form of Bill of Sale
Exhibit E

-

Form of Assumption Agreement
Exhibit F

-

Form of Transition Services Agreement
Exhibit G

-

Form of Employment Offer for Product Employees
Exhibit H

-

Real Estate License

Disclosure Schedule:

2.5

Conflicting Agreements
2.7(a)

Material Contracts
2.8

Litigation
2.9(a)

Labor Matters
2.9(b)

Compliance with Labor Laws
2.10(a)

Seller Employee Plans
2.10(c)

Employee Information
2.13(a)

Intellectual Property
2.13(c)

Intellectual Property Claims
2.15

Product Sales
2.16

Legal Intercept Functionality
2.17

Product Performance

Additional Schedules:

1.1(a)(i)

Equipment
1.2(c)

Valuation Products
1.3

Purchase Price Allocation
3.7

Buyer Employee Plans
4.4

Key Employees
4.5

Terms of Agreement with Solectron
5.1(a)

Seller’s Waivers and Permits
5.2(a)

Buyer’s Waivers and Permits
8.4(d)(vi)

Transferred Employees
8.4(d)(vii)

Special Performance Bonus
8.4(d)(viii)

Stock Options
9.5

Nortel Competitors
IIa

Seller’s Persons with Knowledge
IIb

Buyer’s Persons with Knowledge

-#-

TABLE OF DEFINED TERMS

Defined Term	Section
Acquired Assets	1.1(a)
Affiliate	9.3
Agreed Amount	6.3(b)
Agreement	Preliminary Statement
Alternate Products	8.5(d)(i)
Ancillary Agreements	1.3(b)(vii)
Approval	1.5(a)(i)
Asset Allocation Schedule	1.3
Assigned Contract	1.1(a)(iii)
Assumed Liabilities	1.1(d) and 1.1(d)(iv)
Assumed Liability Claims	6.2(c)
Assumption Agreement	1.1(d)
Business	Introduction
Business Day	1.4
Buyer	Preliminary Statement
Buyer Employee Plan	3.7
Buyer Event of Default	8.5(e)
Buyer Fraud Claims	6.1(c)
Buyer General Claims	6.1(a)
Buyer Group	1.1(a)
Buyer Indemnified Parties	6.1
Buyer Material Adverse Effect	3.3(c)
Buyer Non-Compete Period	8.5(c)
Buyer Organizational Claims	6.1(b)
Buyer Parent	1.1(a)
Buyer’s Persons With Knowledge	Article III
Cause	8.4(d)(i) and 8.4(d)(vii)
Claim Notice	6.3(b)
Claimed Amount	6.3(b)
Closing	1.4(a)
Closing Date	1.4(a)
Closing Payment	1.2(a)(i)
Code	1.3
Complaint	2.8
CS2K	Introduction and 8.5(a)(i)
Damages	6.1
Development Agreement	Introduction
Disclosure Schedule	Article II
Effective Time	1.4(a)
Employee Information	1.1(a)(ii)
Employment Offer	8.4(c)(i)
Equipment	1.1(a)(i)
ERISA	2.10(a)
Excluded Liabilities	1.1(e)
Excluded Liability Claims	6.1(d)
FCS	8.5(f)(ii)
Feature	8.5(f)(ii)
First Earnout Payment	1.2(b)(i)
First Earnout Payment Date	1.2(b)(i)
GAAP	1.2(e)(i)
Governmental Entity	2.4(b)
IMS	8.5(a)(i)
Indemnified Party	6.3(a)
Indemnifying Party	6.3(a)
Information	8.2(a)
Integration Payments	1.2(f)
IP Agreement	Introduction
Key Employee	4.4
Key Product Employee	5.1(h)
Leave Employee	8.4(c)(ii)
Licenses	2.12
Licensed Trademarks	Introduction
Major Customer	8.5(f)(iii)
Material Adverse Effect	2.1
Material Contracts	2.7(a)
Media Products	1.2(e)(ii)
Media Server Functionalities	8.5(a)(i)
Net Orders	1.2(d)
Non-Disclosure Agreement	8.2(e)
Non-License Period	8.5(b)(i)
OEM	Introduction
OEM Agreement	Introduction
Ordinary Course of Business	2.2(b)
Other Business Units	8.5(a)(i)
Parties	Preliminary Statement
Payment Period	1.2(c)
Plan	8.4(d)(viii)
POR	Introduction
Post-Closing Claims	6.2(b)
Pre-Closing Claims	6.1(e)
Product Employees	2.10(a)
Products	Introduction
Purchase Price	1.2(a)
Qualified Net Revenue	1.2(e)(i)
Real Estate License	1.4(b)(vii)
Reasonable Commercial Efforts	4.1
Reasonable Investigation	Article II
Second Earnout Payment Date	1.2(b)(ii)
Security Interest	2.2(b)
Seller	Preliminary Statement
Seller Employee Plan	2.10(a)
Seller Event of Default	8.5(f)
Seller Fraud Claims	6.2(e)
Seller General Claims	6.2(a)
Seller Group	1.1(a)
Seller Indemnified Parties	6.2
Seller Organizational Claims	6.2(d)
Seller Non-Compete Period	8.5(a)
Seller’s Persons With Knowledge	Article II
Selling Subsidiaries	1.1(a)
Service Provider Customers	8.5(a)(i)
Severance Period	8.4(d)
Substitute	8.5(f)(x)
Tax	1.5(a)
Transfer Date	8.4(b)(i)
Transfer Taxes	1.5(a)
Transferred Employees	8.4(d)(i)
Transition Services Agreement	1.4(b)(vii)(B)
UAS	Introduction
USERRA	8.4(c)(ii)
Valuation Products	1.2(d)
VoP	8.5(a)(i)
Wireless Business Unit	8.5(a)(i)
Wireless Succession Products	8.5(a)(i)

-#-

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into as of April 7, 2003 between Nortel Networks Limited, a corporation incorporated under the laws of Canada (“Seller”), AudioCodes Inc., a corporation incorporated under the laws of Delaware (“Buyer”) and AudioCodes Ltd, a corporation incorporated under the laws of Israel (“Buyer Parent”).  Seller, Buyer and Buyer Parent are referred to together herein as the “Parties.”

INTRODUCTION

WHEREAS, Seller is, and Selling Subsidiaries are, engaged in the business (the “Business”) of research, design, development, manufacturing, marketing, selling, providing maintenance, support and warranty service, or managing one or more of the foregoing with respect to the products (the “Products”) which consist of the Universal Audio Server (“UAS”) hardware, the UAS software version UAS08 and Audio Provisioning Server software version APS08 for use only with Nortel’s Call Server 2000 (“CS2K”) and CS2K Compact product offerings;

WHEREAS, Buyer (directly, or through the Buyer Parent) desires to purchase from Seller and Selling Subsidiaries, and Seller desires to sell (and cause the Selling Subsidiaries to sell) to Buyer (or one or more of its subsidiaries), certain assets of Seller and Selling Subsidiaries relating to research, design, development, maintenance, support and warranty service related to the Products (the “Acquired Assets,” as more fully defined below), subject to the assumption of certain related liabilities upon the terms and subject to the conditions set forth herein;

WHEREAS, Buyer Parent desires to license from Seller, and Seller desires to license to Buyer, certain of the Technology IPR (as defined in the IP Agreement) and one or more trademarks related to the Products (the “Licensed Trademarks”) on the terms and conditions set forth in that certain Technology License Agreement in the form attached hereto as Exhibit A (the “IP Agreement”);

WHEREAS, the Parties desire to enter into an agreement relating to the purchase, sale and support of the Products (including the installed base of Products) on the terms and conditions set forth in that certain Original Equipment Manufacture (“OEM”) Purchase and Sale Agreement in the form attached hereto as Exhibit B (the “OEM Agreement”); and

WHEREAS, the Parties desire to enter into an agreement with respect to the development  and evolution of certain products in accordance with Seller’s current Plan of Record (“POR”) on the terms and conditions set forth in that certain Development Agreement in the form attached hereto as Exhibit C (the “Development Agreement”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

ASSET PURCHASE

1.1

Purchase and Sale of Assets; Assumption of Liabilities.

(a)

Transfer of Assets.  On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth in this Agreement, as of the Effective Time, Seller shall, or as required shall cause Nortel Networks Inc., a Delaware corporation, and all other subsidiaries of Seller that have an ownership interest in the Acquired Assets (“Selling Subsidiaries” and, together with Seller, “Seller Group”), to, sell, convey, assign, transfer and deliver to Buyer or to Buyer Parent (together with Buyer, “Buyer Group”), as designated by Buyer, and Buyer or Buyer Parent, as so designated by Buyer, shall purchase and acquire from the applicable member of Seller Group, certain of the rights, assets and contracts of Seller Group at the Closing Date which are utilized in the Business, all as set forth below in clauses (i) through (iii) of this Section 1.1(a) (collectively, the “Acquired Assets”), but subject in all respects to Section 1.1(b) hereof:

(i)

Seller’s and each Selling Subsidiary’s right, title and interest in and to the test and lab equipment, machinery and tools, all as set forth on Schedule 1.1(a)(i), (collectively, the “Equipment”), and all warranties and guarantees, if any, express or implied, existing for the benefit of Seller or any Selling Subsidiary in connection with the Equipment to the extent that such warranties and guarantees are transferable;

(ii)

Employee data related to Transferred Employees all solely as set forth in Section 2.10(c) of the Disclosure Schedule (the “Employee Information”); and

(iii)

the Nortel Deployment Support Agreement entered into between NMS Communications Corporation and Nortel Networks Inc. dated February 13, 2003 (the “Assigned Contract”).

(b)

Excluded Assets.  It is expressly understood and agreed that the Acquired Assets shall not include any right, title or interest of any member of the Seller Group in and to any of the following:

(i)

Except with respect to the Assigned Contract and subject to Section 4.5, rights under any and all contracts related to the manufacture, marketing, sale, provision or support of the Products;

(ii)

All employee data, including records, pertaining to Product Employees, except for the Employee Information;

(iii)

Any Taxes refundable to Seller Group in respect of transactions, or in respect of the period, prior to the Effective Time;

(iv)

All assets of Seller that are not defined as Acquired Assets;

(v)

All trademarks, business names, trade names, product names, assumed names and other identifiers of origin or source, including all Internet protocol addresses and networks, including, without limitation, DNS domain names, e-mail addresses, World Wide Web (www) and http addresses, network names, network addresses (such as IPv4 and IPv6) and services (such as mail or website) whether or not used or currently in service, and including all registrations relating thereto in or with all registration bodies and organizations other than the Licensed Trademarks; and

(vi)

All software and infrastructure components of Seller Group that are not Acquired Assets, such as but not limited to software and databases associated with administrative services, including any financial, human resources, real estate, security, sales and marketing, order management, bills of materials, logistics, customs/excise, information systems or general administrative processes or services, supplied to or in connection with the Acquired Assets, as well as the corporate information technology infrastructure of Seller Group.

(c)

Instruments of Conveyance and Transfer.  On the Closing Date, Seller shall deliver or cause to be delivered to Buyer:

(i)

One or more Bills of Sale in substantially the form attached hereto as Exhibit D; and

(ii)

Such other deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as are reasonably necessary or appropriate or as may be required by the jurisdiction of organization of Seller or the relevant Selling Subsidiary to vest in Buyer or the relevant Buyer Subsidiary all right, title and interest of Seller Group in and to the Acquired Assets.

(d)

Assumed Liabilities.  On the Closing Date, Buyer and the Buyer Parent shall deliver to Seller an undertaking (the “Assumption Agreement”), in the form attached hereto as Exhibit E, pursuant to which Buyer and/or the Buyer Parent, on and as of the Closing Date, shall assume and agree to pay, perform and discharge when due, upon the terms and subject to the conditions of this Agreement, the following liabilities and obligations (“Assumed Liabilities”) relating to the Acquired Assets:

(i)

All liabilities and obligations in respect of the Acquired Assets arising or incurred by Buyer or Buyer Parent after the Effective Time;

(ii)

All liabilities and obligations of Buyer Group or their Affiliates (as such term is defined in Section 9.3), as set out in Section 8.4;

(iii)

All liabilities and obligations of Buyer and the Buyer Parent under the Ancillary Agreements required to be performed after the Effective Time; and

(iv)

Personal property taxes or other ad valorem taxes with respect to the Acquired Assets to the extent that such taxes relate to periods subsequent to the Effective Time (for the avoidance of doubt, such Taxes for the year that includes the Closing Date shall be allocated pro rata based on the number of days that occur before and after the Effective Time).

The liabilities and obligations assumed by Buyer Group in accordance with this Section 1.1(d) are sometimes hereinafter referred to as the “Assumed Liabilities.”

(e)

Excluded Liabilities.  The Assumed Liabilities shall not include, and the Buyer Group shall not assume or become responsible for, any of the following obligations or liabilities (collectively, the “Excluded Liabilities”):

(i)

All accounts payable in connection with the Acquired Assets as at the Effective Time;

(ii)

Personal property taxes or other ad valorem taxes with respect to the Acquired Assets to the extent that such taxes relate to periods prior to the Effective Time (for the avoidance of doubt, such Taxes for the year that includes the Closing Date shall be allocated pro rata based on the number of days that occur before and after the Effective Time, with the Closing Date included in the days before the Effective Time) and all liabilities and obligations of Seller, Seller Subsidiaries or any of their affiliates for Taxes other than the Taxes specified in Sections 1.1(d)(iv) and 1.5(a);

(iii)

Support or related obligations to hardware vendors, suppliers or systems integrators other than those obligations for support or other services provided after the Effective Time pursuant to the terms of the Assigned Contract; and

(iv)

All other obligations and liabilities incurred by Seller Group other than the Assumed Liabilities, including, without limitation, (x) the obligations and liabilities of Seller Group as set out in Section 8.4 and (y) all liabilities related to the Acquired Assets or the Business prior to the Effective Time.

1.2

Purchase Price and Other Payments.  In consideration for the sale and transfer of the Acquired Assets, Seller agreeing to enter into Section 8.5 hereof, and the Parties agreeing to enter into the Ancillary Agreements, and subject to the terms and conditions of this Agreement, Buyer (on its behalf and, as applicable, as agent for the Buyer Parent) shall assume the Assumed Liabilities as provided in Section 1.1(d) hereof on the Closing Date and shall pay to Seller (by wire transfer or other delivery of immediately available funds to an account designated by Seller) and Seller shall collect on its behalf and, as applicable, as agent for the relevant Selling Subsidiaries the purchase price set forth in this Section 1.2 (a) and (b) (the “Purchase Price”) payable in installments at the times and subject to the conditions specified below.

(a)

An amount payable in cash equal to Five Million Five Hundred Thousand Dollars ($5,500,000), which shall be payable as follows:

(i)

Two Million Dollars ($2,000,000) on the Closing Date (the “Closing Payment”);

(ii)

Two Million Dollars ($2,000,000) on the six-month anniversary of the Closing Date; and

(iii)

One Million Five Hundred Thousand Dollars ($1,500,000) on the twelve-month anniversary of the Closing Date.

(b)

Subject to the last paragraph of this Section 1.2(b), earnout amounts payable in cash as follows:

(i)

Three Million Dollars ($3,000,000) (the “First Earnout Payment”), which shall be payable on the twelve-month anniversary of the Closing Date (“First Earnout Payment Date”), provided that Seller or Seller’s Affiliates (as defined in the OEM Agreement) have (x) placed an aggregate of $10 million of Net Orders or (y) made non-refundable payments to Buyer with respect to Net Orders totaling $10 million, during the period after the Closing Date but prior to the First Earnout Payment Date, which payment shall be due no later than ten (10) Business Days following the First Earnout Payment Date;

(ii)

An amount in cash, up to a maximum of Nine Million Five Hundred Thousand Dollars ($9,500,000), equal to twenty cents ($0.20) for each dollar of Net Orders that Seller or Seller’s Affiliates (as defined in the OEM Agreement) have placed above $10 million on or before the 18-month anniversary of the Closing Date (“Second Earnout Payment Date”), which payment shall be due no later than ten (10) Business Days following the later to occur of (x) the Second Earnout Payment Date and (y) the date that Seller and Buyer mutually agree that Seller has completed the transition from the current UAS architecture for ATM-based applications by integrating Buyer’s ATM-based IPmedia 2000 products into Release SN 07, which is currently targeted for June 2004, provided, however, that such payment shall not be withheld by Buyer if the failure of such integration to occur is due solely to Buyer’s failure to satisfy the delivery requirements set forth in the Statement of Work attached as Exhibit A to the Development Agreement.

In the event that Seller or Seller’s Affiliates (as defined in the OEM Agreement) have not placed $10 million in Net Orders (or made aggregate payments of $10 million, as the case may be) during the period prior to the First Earnout Payment Date, but do so prior to the Second Earnout Payment Date, Buyer shall pay Seller an amount equal to One Million Nine Hundred and Fifty Thousand Dollars ($1,950,000) within ten (10) Business Days after the date that Seller or Seller’s Affiliates (as defined in the OEM Agreement) have placed $10 million in Net Orders and no additional amount of the original First Earnout Payment shall thereafter be due and payable.

(c)

For purposes of Section 1.2(b), “Net Orders” shall mean Purchase Orders (as defined in the OEM Agreement) (i) for the products listed on Schedule 1.2(c) (the “Valuation Products”) which orders are made in accordance with the terms of the OEM Agreement, (ii) that are not subject to cancellation pursuant to the terms of the OEM Agreement, and (iii) that are scheduled for delivery within the relevant time period for which Net Orders are being measured less (x) Purchase Orders that have been cancelled, and (y) returns of Valuation Products in accordance with the OEM Agreement.

(d)

In addition to the Purchase Price, Buyer shall pay to Seller an amount payable in cash equal to one percent (1%) of all Qualified Net Revenue on Media Products (as such terms are defined in Section 1.2(e) below) of Buyer that are shipped or scheduled to be shipped on or before the 18-month anniversary of the Closing Date (such 18-month period referred to as the “Payment Period”), which amount shall be paid within thirty (30) days after the end of each successive calendar quarter during the Payment Period with respect to Qualified Net Revenue recognized during the immediately preceding calendar quarter.

(e)

For purposes of Section 1.2(d):

(i)

“Qualified Net Revenue” shall mean the revenues recognized on a consolidated basis by Buyer using U.S. generally accepted accounting principles (“GAAP”) where such revenues are generated from the sale, lease, licensing, renting or other disposition, transfer or providing of Media Products to third parties other than to Seller or its Affiliates (as such term is defined in the OEM Agreement), regardless of whether such revenues include a lump sum and/or a series of periodic payments, after deducting any actually incurred returns, transportation charges or allowances, transportation insurance, Taxes and custom duties imposed upon and paid by Buyer directly in respect of such sale, lease, licensing or provision of Media Products, or otherwise included in such proceeds, provided that Qualified Net Revenues for any particular Media Product shall be calculated based on the higher of : (x) the average price of any such Media Product charged over the last ninety (90) days in transactions in which such Product is sold on a stand-alone basis and not in a bundled transaction, or (y) the actual prices involved; and provided further that neither Buyer nor Buyer Parent shall (1) decline business or delay entering into customer agreements, shipping to customers or recognizing revenue, or (2) fail to market, promote and sell Media Products in a manner consistent with Buyer’s past practices, in the case of (1) or (2) solely for the purpose of not achieving, or reducing, the Qualified Net Revenue; and

(ii)

 “Media Products” shall mean the IP Media 2000 product and the Media 2000 SIP/PRI Gateway product (and their successor products), and any Natural Evolutions (as defined in the IP Agreement) thereof, which provide conferencing, announcements, legal intercept and/or SIP/PRI functionality.

(f)

In addition to the Purchase Price, Buyer shall pay to Seller (by wire transfer or other delivery of immediately available funds to an account designated by Seller) and Seller shall collect on its behalf and, as applicable, as agent for the relevant Selling Subsidiaries an amount in cash (the “Integration Payments”) equal to One Million Dollars ($1,000,000) which shall be payable within ten (10) Business Days after the date that Seller and Buyer mutually agree that Seller has completed the transition from the current UAS architecture for IP-based applications by integrating Buyer’s IP-based IPmedia 2000 products into Release SN 06.2, which is currently targeted for January 2004, provided, however, that such payment shall not be withheld by Buyer if the failure of such integration to occur is due solely to Buyer’s failure to satisfy the delivery requirements set forth in the Statement of Work attached as Exhibit A to the Development Agreement.

(g)

If Buyer fails to pay any amount due pursuant to this Section 1.2, Seller shall have the right, in addition to any other remedies, to charge, and Buyer shall pay, interest on such overdue amounts at the rate of one percent (1%) per month (12% per annum) or the maximum lawful rate, whichever is lower.

1.3

Allocation.  Seller and the Buyer agree, as promptly as practicable following the date hereof, but in any event not later than five (5) Business Days prior to the Closing Date, to allocate that portion of the Purchase Price to be paid under Section 1.2(a) plus the amount of Assumed Liabilities as set forth on Schedule 1.3 (“Asset Allocation Schedule”).  Such Asset Allocation Schedule and any future allocations of Purchase Price payments made pursuant to Section 1.2(b) shall be prepared in accordance with the rules under section 1060 of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder and shall be set forth in writing.  Any subsequent adjustments to the sum set forth on the Asset Allocation Schedule shall be allocated in a manner consistent with the Asset Allocation Schedule determined under this Section 1.3.  Buyer shall (and Buyer shall cause each relevant Buyer Subsidiary to) and Seller shall (and Seller shall cause each Selling Subsidiary to) report the federal, state and local income and other Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Asset Allocation Schedule.  Except as otherwise required by law, neither Buyer nor Seller (nor any relevant Buyer Subsidiary or any Selling Subsidiary) shall take a position inconsistent with such allocations on any Tax return, before any governmental agency charged with the collection of any Tax, or in any judicial proceeding that is inconsistent with the Asset Allocation Schedule.  Each of Seller and Buyer shall cooperate with the other in preparing IRS Form 8594 or any equivalent statements for filing within a reasonable period before its filing due date.

1.4

The Closing.

(a)

Time and Location.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Seller in Research Triangle Park, North Carolina, commencing at 8:30 a.m., local time, on such mutually agreeable date as soon as practicable after (but in no event more than five Business Days after) the first date on which the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived (the “Closing Date”), and the Closing shall be deemed effective as of 11:59 p.m. on the Closing Date (the “Effective Time”).  For purposes of this Agreement, a “Business Day” means any day other than a Saturday, Sunday or bank holiday in the State of New York.

(b)

Actions at the Closing.  At the Closing:

(i)

Seller shall deliver to Buyer the various certificates, instruments and documents required to be delivered under Section 5.1;

(ii)

Buyer shall deliver to Seller the various certificates, instruments and documents required to be delivered under Section 5.2;

(iii)

Seller shall deliver to Buyer the executed Bill of Sale, and such other instruments of conveyance and transfer as are referred to in Section 1.1(c);

(iv)

Buyer shall deliver to Seller an executed Assumption Agreement and such other instruments as Seller may reasonably request in order to effect the assumption by Buyer of the Assumed Liabilities;

(v)

Buyer shall deliver to Seller the Closing Payment;

(vi)

Buyer shall furnish to Seller, in proper form, all resale, exempt use or other certificates as may be applicable to the transactions contemplated by this Agreement;

(vii)

Buyer and Seller and Buyer Parent and Seller Subsidiaries shall execute and deliver the following ancillary agreements:

(A)

IP Agreement;

(B)

Transition Services Agreement in the form attached hereto as Exhibit F (“Transition Services Agreement”);

(C)

OEM Agreement;

(D)

Development Agreement; and

(E)

Real Estate License Agreement in the form attached hereto as Exhibit H (“Real Estate License”) (the agreements set forth in this Section 1.4(b)(vii), together with the Bill of Sale and Assumption Agreement, are sometimes referred to herein as the “Ancillary Agreements”); and

(viii)

Buyer and Seller shall execute and deliver to each other a cross-receipt evidencing the purchase and sale of the Acquired Assets.

1.5

Taxes.

(a)

The Parties agree that the Purchase Price is exclusive of any Transfer Taxes.  Buyer shall pay directly to the appropriate taxing authority, within the time specified therefor all applicable Transfer Taxes payable in connection with the transactions contemplated in this Agreement; provided that if any such Transfer Taxes are required to be collected, remitted or paid by Seller or any Selling Subsidiary or any agent thereof (as requested by Seller or any Selling Subsidiary), they shall be paid by Buyer to Seller or any Selling Subsidiary or any such agent, as applicable, at the Closing, as applicable, or thereafter as requested of or by Seller.  For greater certainty, Buyer shall remain liable in respect of any Transfer Taxes regardless of the date that the Acquired Assets are removed from the premises of Seller or any of Seller’s suppliers.  For purposes of this Agreement, “Tax” shall mean all taxes imposed of any nature including federal, state, provincial, local or foreign Transfer Taxes, net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax, real or personal property tax or ad valorem tax, sales tax, use tax, excise tax, any withholding or back up withholding tax, severance tax, prohibited transaction tax, premiums tax, environmental tax, intangibles tax, business license tax, occupation tax, customs tax, duties or other taxes, fees, assessments or charges, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.  For purposes of this Agreement, “Transfer Taxes” shall mean all goods and services, sales, use, land transfer, documentary, value-added, stamp duties and all other similar taxes, duties, registration charges or other like charges together with any interest, penalties, additions to tax, or additional amounts imposed with respect thereto.

(b)

If the Buyer (or Buyer Parent) wishes to claim any exemption relating to, or a reduced rate of, Transfer Taxes in connection with the transactions contemplated herein, the Buyer (or Buyer Parent, as the case may be) shall be solely responsible for ensuring that such exemption applies and, in that regard, shall provide the Seller and the Selling Subsidiaries prior to the Effective Time with its permit number and/or any appropriate certificate of exemption and/or other document or evidence to support the claimed entitlement to such exemption by the Buyer (or Buyer Parent, as the case may be); provided, however, that Seller shall provide any information regarding Seller Group required by Buyer to request such an exemption or a reduced rate.

(c)

If any member of Buyer Group is required for any reason to make any deduction or withholding for any Tax imposed by a governmental authority with respect to any payments made pursuant to this Agreement, Buyer shall promptly furnish Seller with such evidence as may be required by the applicable taxing authorities to establish that any such Tax has been paid.

(d)

Buyer and Seller or any applicable Selling Subsidiary shall promptly inform each other in writing (within sixty (60) days after receiving notice thereof or a reasonable earlier time if an earlier response is required by law) of any assessment, notice of deficiency, determination, or other equivalent formal notification by a taxing authority of an asserted additional Tax liability in respect of all Taxes indemnified under Section 1.5(a), such that the Party so informed shall have the maximum amount of time within which to review and/or prepare any required response.  Any legal proceedings or any other action by or against Seller or any Selling Subsidiary with respect to such asserted liability will be under Seller’s or such Selling Subsidiary’s direction but Buyer shall be reasonably consulted and neither the Seller nor the Selling Subsidiary shall settle or discharge any such claim without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

For purposes of this Agreement, the terms “to Seller’s Knowledge,” “known by Seller” or other words of similar meaning, such as “aware,” shall mean the actual knowledge of those persons listed on Schedule II(a) (“Seller’s Persons With Knowledge”) after Reasonable Investigation, and shall not refer to the knowledge of any other person or entity.  Except as set forth in the disclosure schedule attached hereto (the “Disclosure Schedule”), Seller represents and warrants to Buyer as of the date hereof as follows; each exception set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, the particular section or sections of Article II specified for such item.  For purposes of this Article II, the term “Reasonable Investigation” shall mean (i) review of any documents (including e-mails sent to such individual) in the files or possession of a Person With Knowledge, and (ii) reasonable inquiry of the persons who report directly to such Persons With Knowledge regarding the facts, events, circumstances or other matters set forth in this Article II.

2.1

Organization, Qualification and Corporate Power.  Seller and each of the Selling Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities, makes such qualification necessary, except for any such failures to be qualified that would not reasonably be expected to have a Material Adverse Effect (as defined below).  For purposes of this Agreement, “Material Adverse Effect” means any change, effect or circumstance that (i) is reasonably likely to be materially adverse to the business, operations, prospects, assets or liabilities of the Business, taken as a whole, or the Acquired Assets, including, without limitation, the failure of the Key Product Employees (as defined in this Agreement) to accept their Employment Offers, or (ii) materially impairs the ability of Seller to consummate the transactions contemplated by this Agreement; provided, however, that a “Material Adverse Effect” shall not include any adverse change, effect or circumstance that is the result of economic factors affecting the economy as a whole or of factors generally affecting the telecommunications industry or the specific markets in which the Products are sold.

2.2

Title to Acquired Assets.

(a)

Seller or a Selling Subsidiary, as applicable, has good and marketable title to the property owned by Seller or a Selling Subsidiary included in the Acquired Assets, free and clear of any Security Interests or any rights to acquire any of the Acquired Assets or to obtain a license of any of the Acquired Assets other than as contemplated by this Agreement.

(b)

For purposes of this Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s, landlord’s and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice of the manufacture, sale and support of the Products, (“Ordinary Course of Business”), (iv) liens for Taxes not yet due and payable, (v) liens for Taxes which are being contested in good faith and by appropriate proceedings, (vi) liens arising solely by action of Buyer or Buyer Parent, and (vii) liens under the Canadian Guarantee and Security Agreement among Seller, Nortel Networks Inc., certain subsidiary guarantors and JP Morgan Chase Bank and the US Guarantee and Security Agreement among Nortel Networks Inc., Seller, certain subsidiary guarantors and JP Morgan Chase Bank, all of which liens described in this clause (vii) will cease on or prior to the Closing Date in accordance with the terms of their respective granting instrument.

2.3

Authority.  Each of Seller and Selling Subsidiaries has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Seller.  The execution and delivery of the Ancillary Agreements by each of the Seller and Selling Subsidiaries, as applicable, and the performance by each of the Seller and Selling Subsidiaries, as applicable, of its obligations thereunder and the consummation by each of Seller and Selling Subsidiaries, as applicable, of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of each of Seller and Selling Subsidiaries, as applicable.  This Agreement has been, and, when executed, each Ancillary Agreement will be, duly and validly executed and delivered by each of Seller and Selling Subsidiaries, as applicable, and, assuming this Agreement and each Ancillary Agreement constitutes or will constitute, as the case may be, the valid and binding agreement of Buyer and Buyer Parent, as applicable, such agreement constitutes or will constitute, as the case may be, a valid and binding obligation of each of Seller and Selling Subsidiaries, as applicable, enforceable against each of Seller and Selling Subsidiaries, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

2.4

Noncontravention.   Neither the execution and delivery of this Agreement or the Ancillary Agreements by any member of Seller Group party thereto, nor the consummation by any member of Seller Group of the transactions contemplated hereby or thereby, will:

(a)

Conflict with or violate any provision of the charter, bylaws or other organizational documents of Seller or any Selling Subsidiary;

(b)

Require on the part of Seller or any Selling Subsidiary any material filing with, or any material permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”);

(c)

Result in the imposition of any Security Interest upon the Acquired Assets; or

(d)

Violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Selling Subsidiary or any of their respective properties or assets.

2.5

Absence of Conflicting Agreements.  Except as set forth on Section 2.5 of the Disclosure Schedule, Seller or any Selling Subsidiary is not a party to, bound or affected by or subject to any indenture, mortgage, lease, security, agreement or instrument, including without limitation the Material Contracts, which would be breached by, or under which any default occurs as a result of the execution, delivery and performance by it of this Agreement  or any of the Ancillary Agreements, except for any breach or default that would not reasonably be expected to have a Material Adverse Effect.

2.6

No Options.  No person other than Buyer has any right to purchase from the Seller or any Selling Subsidiary any of the Acquired Assets owned by Seller or any Selling Subsidiary other than purchase orders for Products accepted by the Seller or any Selling Subsidiary in the Ordinary Course of Business.

2.7

Material Contracts.

(a)

The Seller has made available to Buyer either true and correct copies, or a pertinent excerpt, of the contracts listed on Section 2.7(a) of the Disclosure Schedule (the “Material Contracts”), as such may have been amended or modified prior to the date hereof.

(b)

Each Material Contract is a valid, binding and enforceable obligation of Seller or a Selling Subsidiary, as applicable, and, to Seller’s Knowledge, of each other party thereto (except as the foregoing may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief, and other equitable remedies and those providing for equitable defenses), and there exists no defaults of Seller or any Selling Subsidiary, or, to Seller’s Knowledge, any other party thereto, except for any such failures to be valid, binding and enforceable or defaults that would not reasonably be expected to have a Material Adverse Effect.  As of the date of this Agreement, neither Seller nor any Selling Subsidiary has received written notice that any party to a Material Contract intends to terminate the Material Contract to which it is a party.

2.8

Litigation.  Except as set forth in Section 2.8 of the Disclosure Schedule, as of the date of this Agreement, there is neither (a) any material judgment, order, decree, stipulation or injunction binding upon Seller or any Selling Subsidiary or their respective properties or businesses and relating to the Business or Acquired Assets, nor (b) any material claim, complaint, action, suit, proceeding, hearing, investigation or arbitration (“Complaint”) relating to the Business or Acquired Assets of or in any Governmental Entity or before any arbitrator to which Seller or any Selling Subsidiary is a party or which has been threatened in writing against Seller or any Selling Subsidiary.

2.9

Labor Matters.

(a)

Except as set out in Section 2.9(a) of the Disclosure Schedule, neither Seller nor any Selling Subsidiary is a party to or bound by any collective bargaining agreement relating to the Product Employees, nor has Seller or any Selling Subsidiary experienced, since January 1, 2002, any material strikes, collective bargaining grievances, claims of unfair labor practices or other collective bargaining disputes relating to the Product Employees.  Seller has no Knowledge of any organizational effort being made or threatened since January 1, 2002 by or on behalf of any labor union with respect to Product Employees.

(b)

Except as set out in Section 2.9(b) of the Disclosure Schedule, Seller and Selling Subsidiaries are in compliance in all respects with all laws relating to employment (including anti-discrimination, wage and hour, workplace health and safety and workers’ compensation laws) that are applicable to the Product Employees, and there are no pending Complaints against the Seller Group relating to employment of the Product Employees, except for any such failure to be in compliance or Complaint which is not reasonably likely to have a Material Adverse Effect.

2.10

Employee Benefits.

(a)

Section 2.10(a) of the Disclosure Schedule contains a complete and accurate list of all Seller Employee Plans.  For purposes of this Agreement, “Seller Employee Plan” means any material pension plan, supplemental pension plan, profit-sharing plan, savings plan, retirement plan, retirement savings plan, bonus plan, incentive compensation plan, deferred compensation plan, stock purchase plan, stock option plan, stock bonus plan, restricted stock plan, deferred stock plan, flexible benefit plan, cafeteria plan, vacation plan, leave of absence plan, employee assistance plan, educational assistance plan, automobile leasing/subsidy/ allowance plan, financial counseling plan, severance or termination pay plan, relocation plan, family support plan, medical, health, hospitalization or life insurance plan, disability plan, sick leave plan, death benefit plan, fringe benefit or any similar employee benefit or compensation plan, program, agreement, arrangement or policy (whether formal or informal, written or unwritten and whether or not covered by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), which is sponsored, maintained, or contributed to, or required to be contributed to by Seller or any Selling Subsidiary or any of their Affiliates for the benefit of the Product Employees (or beneficiaries or alternate payees of any such individuals).  For purposes of this Agreement, “Product Employees” means those certain employees  of Seller or any Selling Subsidiary that are employed in the design and technical support of the Products on the date hereof, and who are listed on Section 2.10(c) of the Disclosure Schedule.  Seller has provided Buyer with a true and complete copy of the plan document (including all amendments thereto) or summary plan description, if any, of each Seller Employee Plan or, if such plan document or summary plan description does not exist, an accurate written summary of such Seller Employee Plans.  No promises or commitments have been made by Seller or any of its Affiliates to materially amend or terminate any Seller Employee Plan, to materially increase or decrease the compensation or benefits thereunder or to establish any new Seller Employee Plan, except as required by applicable law or as disclosed in the applicable plan document, summary plan description or written summary thereof.  Each Seller Employee Plan has been administered in accordance with its terms and Seller and each Selling Subsidiary, as applicable, has met its obligations with respect to such Seller Employee Plan, except for any failure to so administer or so meet its obligations that would not reasonably be expected to have a Material Adverse Effect.  Seller, each Selling Subsidiary and the Seller Employee Plans are in compliance with currently applicable laws, except for any failure to so comply that would not reasonably be expected to have a Material Adverse Effect.

(b)

There are, with respect to the Product Employees, no Complaints (except claims for benefits payable in the normal operation of the Seller Employee Plans) against or involving any Seller Employee Plan or asserting any rights or claims to benefits under any Seller Employee Plan, or, to Seller’s Knowledge, threatened Complaints by any Governmental Entity involving any Seller Employee Plan, except for any such Complaints that would not reasonably be expected to have a Material Adverse Effect.

(c)

Section 2.10(c) to the Disclosure Schedule contains a complete and accurate list of the Product Employees on the date hereof setting forth with respect to each employee: (i) name, (ii) home address, (iii) position, (iv) base salary or hourly rate of pay, as applicable, (v) work location, (vi) service date (which shall reflect periods of prior service with Seller or any of its Subsidiaries), (vii) visa status (if any), (viii) leave status (if any) including the nature of the leave (e.g., short term disability, long term disability, military or personal leave) and expected date of return to work, (ix) target incentive compensation eligibility for the current year, (x) vacation accrual rate and (xi) any severance or change in control benefits for which such employee may be eligible.

(d)

To Seller’s Knowledge, no Product Employees are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, restrictive covenant or obligation with respect to the use of trade secrets or proprietary information to a former employer relating to the right of any such Product Employees to be employed by Seller or the Selling Subsidiaries in the Business as presently conducted by the Seller or the Selling Subsidiaries.  To Seller’s Knowledge, no Key Employees have given notice to the Seller or the Selling Subsidiaries that any such employee intends to terminate his or her employment with Seller or the Selling Subsidiaries.

(e)

No Seller Employee Plan is a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(13) of ERISA and neither Seller nor any of its Affiliates has ever contributed to, been required to contribute to, or otherwise had any obligation or liability in connection with any “multiemployer plan,” within the meaning of Section 3(37) of ERISA.

(f)

Each Seller Employee Plan intended to be “qualified” within the meaning of Sections 401(a), 401(f) or 403(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and a favorable determination letter is currently in effect for each such Seller Employee Plan.  No circumstances exist that could reasonably be expected to result in the revocation of any such favorable determination.  Each such Seller Employee Plan has been amended to comply with GUST (as such term is defined in footnote 1 of IRS Notice 2002-73) and has been submitted for a new determination letter.

2.11

Broker’s Fees.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

2.12

Governmental Permits and Licenses.  The Seller and the Selling Subsidiaries hold all licenses, franchises, permits, certificates, authorization and approvals (“Licenses”) of any Governmental Entity necessary for the operation of the Business as currently operated and are in compliance with the terms thereof, except where the failure to hold such Licenses or be in compliance with the terms thereof would not reasonably be expected to have a Material Adverse Effect.  Such Licenses are valid and in full force and effect, and there are no existing Complaints nor, to the Knowledge of the Seller, are there any pending or threatened Complaints which would result in the termination or impairment of any license or permit.

2.13

Intellectual Property.

(a)

Except as set forth in Section 2.13(a) of the Disclosure Schedule, Seller has the right to grant the licenses under the IPR owned by Seller as granted in the IP Agreement.

(b)

The Seller or the Selling Subsidiaries have paid all applicable registration, maintenance and renewal fees (if any) required to be paid as of the Closing Date with respect to the patent applications that are specified in the Patent Rights (as defined in the IP Agreement), except where the failure to pay such fees would not constitute or reasonably be expected to constitute a Material Adverse Effect.

(c)

Except as set forth in Section 2.13(c) of the Disclosure Schedule, to Seller’s Knowledge, neither the Seller nor any Selling Subsidiaries have received any written notice during the two (2) years prior to the Closing Date of claims that (i) the manufacture and/or sale of the Products (as each exists as a stand-alone product as of the Closing Date, not in combination with any other products(s) or system(s)) or (ii) any of the Technology (as defined in the IP Agreement) used by the Business as of the Closing Date to provide technical support and warranty service with respect to the Products (as each exists as a stand-alone product as of the Closing Date, not in combination with any other product(s) or system(s)) infringe the Intellectual Property Rights of any third party, except for any such infringement that would not reasonably be expected to have an Material Adverse Effect.

(d)

To Seller’s Knowledge, (i) the Technology (as defined in the IP Agreement) provided and licensed to Buyer pursuant to the IP Agreement and the Ancillary Agreements (1) is sufficient to enable a person reasonably skilled in the art to manufacture the Products (as each exists as a stand-alone product as of the Closing Date, not in combination with any other product(s) or system(s)) in the manner and to the extent that the manufacture of the Products is conducted by the Seller and Selling Subsidiaries as of the Closing Date, and (2) is materially sufficient,  to sell, and provide technical support and warranty services that are necessary and specifically directed  to, the Products (as each exists as a stand-alone product as of the Closing Date, not in combination with any other product(s) or system(s)), in the manner and to the extent that such activities are conducted by the Seller and Selling Subsidiaries as of the Closing Date; and (ii) the license rights granted to Buyer pursuant to the IP Agreement (1) provide sufficient rights under Seller-owned Intellectual Property Rights directed to and covering the Technology (as defined in the IP Agreement) to enable Buyer to manufacture the Products (as each exists as a stand-alone product as of the Closing Date, not in combination with any other product(s) or system(s)) in the manner and to the extent the manufacture of the Products is conducted by Seller and Selling Subsidiaries as of the Closing Date without risk of Seller bringing an infringement suit against Buyer under Seller-owned Intellectual Property Rights directed to and covering the Technology (as defined in the IP Agreement) for manufacturing such Products (as each such Product is manufactured as a stand-alone product as of the Closing Date, not in combination with any other product(s) or system(s)), and (2) provide materially sufficient rights under Seller-owned Intellectual Property Rights directed to and covering the Technology (as defined in the IP Agreement), to enable Buyer to sell, and provide technical support and warranty services that are necessary and are specifically directed to, the Products (as each exists as a stand-alone product as of the Closing Date, not in combination with any other product(s) or system(s)) in the manner and to the extent such activities are conducted by Seller and Selling Subsidiaries as of the Closing Date without risk of Seller bringing an infringement suit against Buyer under such Seller-owned Intellectual Property Rights directed to and covering the Technology (as defined in the IP Agreement).  For the avoidance of doubt, no representation or warranty is made under this paragraph with respect to the infringement or misappropriation of third-party Intellectual Property Rights, the sole representation and warranty with respect to which is made in Section 2.13(c).

(e)

The Seller and the Selling Subsidiaries have in place policies to implement reasonable security measures to safeguard the secrecy and confidentiality of their respective trade secrets and other confidential information, in accordance with protection procedures customarily used in the industry in the United States to protect rights of like importance.

(f)

For purposes of this Section 2.13, “Intellectual Property Rights” means rights in and to patents, patent registrations and patent applications, copyrights, copyright applications, copyright registrations, integrated circuit topography applications or registrations and trade secret rights.

2.14

Solvency.  Immediately after giving effect to the transactions contemplated by this Agreement), Seller and each relevant Seller Subsidiary shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities).  Immediately after giving effect to the transactions contemplated by this Agreement, Seller and each relevant Seller Subsidiary shall have adequate capital to carry on its business.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Seller or any Seller Subsidiary.

2.15

Product Sales.  Section 2.15 of the Disclosure Schedule sets forth the total number of net units of the Products shipped to Seller’s customers during the fiscal year ended December 31, 2002, and the period beginning January 1, 2003 and ended March 31, 2003, and such information is true and accurate as of the date made in all material respects.

2.16

Legal Intercept Functionality.  (a) To Seller’s Knowledge, except as set forth in Section 2.16 of the Disclosure Schedule, neither Seller nor any Selling Subsidiary has any present plan or intention of integrating or incorporating legal intercept functionality into any Media Gateway Products (as defined in the IP Agreement), and (b) to Seller’s Knowledge, neither Seller nor any Selling Subsidiary is aware of any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity that would require the integration or incorporation of legal intercept functionality into any Media Gateway Products.

2.17

Product Performance.  Seller has provided to Buyer reports extracted from Seller’s repair and return tracking database for (a) installation returns through March 12, 2003 and (b) in-service returns for the twelve-month period ended March 12, 2003, which reports indicate Product returns, and incidence of Product failure for the periods covered.  Attached as Section 2.17 of the Disclosure Schedule is a copy of a list, generated and current only as of and through April 3, 2003, that sets out a list of software bugs and other software trouble-shooting issues relating to the Products that are reported by customers.  To Seller’s Knowledge, the foregoing reports and list accurately reflect in all material respects the actual occurrences and actions covered thereby.  Except as set forth on Section 2.17 of the Disclosure Schedule, Seller has no Knowledge of any epidemic malfunctions in the Products manufactured as of the Closing Date and in the six months prior to the Closing Date.  For the purposes of this Agreement, an epidemic malfunction is a hardware, software or firmware problem which causes more than 10% of the units of the Products during the relevant time period to fail to perform in accordance with the relevant specifications.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

For purposes of this Agreement, the terms “to Buyer’s knowledge,” “known by Buyer” or other words of similar meaning, such as “aware,” shall mean the actual knowledge of those persons listed on Schedule II(b) (“Buyer’s Persons With Knowledge”) after Reasonable Investigation, and shall not refer to the knowledge of any other person or entity.  Buyer represents and warrants to Seller as of the date hereof as follows.

3.1

Organization.  Each of Buyer and Buyer Parent is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

3.2

Authorization of Transaction.  Each of Buyer and Buyer Parent has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements, and to perform its obligations hereunder and thereunder.  The execution and delivery by Buyer of this Agreement, and the performance by Buyer of this Agreement and its obligations hereunder, and the consummation by Buyer of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Buyer.  The execution and delivery of the Ancillary Agreements by each of Buyer and Buyer Parent, as applicable, and the performance by each of Buyer and Buyer Parent, as applicable, of the Ancillary Agreements and its obligations thereunder and the consummation by each of Buyer and Buyer Parent, as applicable, of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of each of Buyer and Buyer Parent, as applicable.  This Agreement has been, and, when executed, each Ancillary Agreement will be, duly and validly executed and delivered by each of Buyer and Buyer Parent, as applicable, and, assuming this Agreement and each Ancillary Agreement constitutes or will constitute, as the case may be, the valid and binding obligation of Seller and Selling Subsidiaries, as applicable, such agreement constitutes or will constitute, as the case may be, a valid and binding obligation of each of Buyer and Buyer Parent, as applicable, enforceable against each of Buyer and Buyer Parent, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

3.3

Noncontravention.  Neither the execution and delivery by Buyer of this Agreement or by Buyer and Buyer Parent, as applicable, of the Ancillary Agreements, nor the consummation by any member of Buyer Group of the transactions contemplated hereby or thereby, will:

(a)

Conflict with or violate any provision of the charter, bylaws or other organizational documents of Buyer or Buyer Parent;

(b)

Require on the part of Buyer or Buyer Parent Approval of any Governmental Entity except for any Approval which if not obtained or made would not reasonably be expected to have a Buyer Material Adverse Effect; or

(c)

Violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or Buyer Parent or any of its properties, securities or assets, other than any violation which would not reasonably be expected to have a Buyer Material Adverse Effect.  For purposes of this Agreement, “Buyer Material Adverse Effect” means any change, effect or circumstance that (i) is materially adverse to the assets, financial condition or results of operations of the Buyer Group, taken as a whole (other than changes that are the result of economic factors affecting the economy as a whole or changes that are the result of factors affecting the industry or specific markets in which the Buyer Group competes), or (ii) materially impairs the ability of the Buyer or Buyer Parent to consummate the transactions contemplated by this Agreement.

3.4

Broker’s Fees.  Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

3.5

Litigation.  There are no Complaints pending against, or, to Buyer’s Knowledge, threatened against, Buyer or Buyer Parent which would adversely affect Buyer’s or Buyer Parent’s performance under this Agreement or the Ancillary Agreement or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

3.6

Financing.  Buyer has, and at the Closing will have, sufficient sources of financing in order to consummate the transactions contemplated by this Agreement and to fulfill its obligations hereunder, including payment to Seller of the Purchase Price.

3.7

Employee Benefit Plans.  Schedule 3.7 contains a complete and accurate list of all Buyer Employee Plans. For purposes of this Agreement, “Buyer Employee Plan” means any material pension plan, supplemental pension plan, profit-sharing plan, savings plan, retirement plan, retirement savings plan, bonus plan, incentive compensation plan, deferred compensation plan, stock purchase plan, stock option plan, stock bonus plan, restricted stock plan, deferred stock plan, flexible benefit plan, cafeteria plan, vacation plan, leave of absence plan, employee assistance plan, educational assistance plan, automobile leasing/subsidy/allowance plan, financial counseling plan, severance or termination pay plan, relocation plan, family support plan, medical, health, hospitalization or life insurance plan, disability plan, sick leave plan, death benefit plan, fringe benefit or any similar employee benefit or compensation plan, program, agreement, arrangement or policy (whether formal or informal, written or unwritten and whether or not covered by ERISA), which is sponsored, maintained, or contributed to, or required to be contributed to by Buyer or Buyer Parent or any of their Affiliates for the benefit of employees of Buyer Group located in the United States (or beneficiaries or alternate payees of any such individuals).  Buyer has provided Seller with a true and complete copy of the plan document (including all amendments thereto) or summary plan description, if any, of each Buyer Employee Plan or, if such plan document or summary plan description does not exist, an accurate written summary of such Buyer Employee Plans.  No promises or commitments have been made by any member of Buyer Group to materially amend or terminate any Buyer Employee Plan, to materially increase or decrease the compensation or benefits thereunder or to establish any new Buyer Employee Plan, except as required by applicable law or as disclosed in the plan document, summary plan document or written summary thereof.  Each Buyer Employee Plan has been administered in accordance with its terms and Buyer and each Buyer Subsidiary has met its obligations with regard to such Buyer Employee Plan, except for any failure to so administer or so meet its obligations that would not reasonably be expected to have a Buyer Material Adverse Effect.  Buyer, the Buyer Parent and the Buyer Employee Plans are in compliance with the currently applicable laws, except for any failure to so comply that would not reasonably be expected to have a Buyer Material Adverse Effect.

3.8

Labor Matters.  Neither Buyer nor Buyer Parent is a party to or bound by any collective bargaining agreement which shall apply to the terms and conditions of employment of the Transferred Employees on the Closing Date.

3.9

Solvency.  Immediately after giving effect to the transactions contemplated by this Agreement (and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement), Buyer and each relevant Buyer Subsidiary shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities).  Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, Buyer and each relevant Buyer Subsidiary shall have adequate capital to carry on its business.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer or Buyer Parent.

ARTICLE IV

PRE-CLOSING COVENANTS

4.1

Efforts.  Each of the Parties shall use Reasonable Commercial Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.  For purposes of this Agreement, “Reasonable Commercial Efforts” means the exertion of such efforts as would normally be devoted by a prudent commercial party to accomplish a similar objective under similar financial and strategic circumstances.  Reasonable Commercial Efforts will not mean that a Party commits that it will actually accomplish the applicable task, although it will remain motivated to do so as described above.

4.2

Competition Laws.  Each of the Parties (a) has filed (or shall cause to be filed as expeditiously as reasonably practicable) any filings required to be made under applicable antitrust or competition laws and regulations, if any, (b) shall use Reasonable Commercial Efforts to obtain required clearances with respect to such filings, and (c) shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.  Buyer and Seller shall furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission as is necessary under any applicable antitrust or competition laws, and shall keep each other apprised of the status of any inquiries or requests for additional information made by any Governmental Entity, and shall promptly respond to any such inquiry or request.  Buyer and Seller shall share equally the filing fees associated with such filings under any applicable antitrust or competition laws, unless otherwise required by the laws of the filing jurisdiction.  Notwithstanding the foregoing, the Parties explicitly agree that this Section 4.2 shall not create an obligation on either Party to restructure the transactions contemplated herein or to agree to any requirement by a Governmental Entity related to the disposition of assets.

4.3

Conduct of Business Prior to Closing.  During the period from the date of this Agreement to the Effective Time, Seller shall (and shall cause its Subsidiaries to) do the following:

(a)

Dealings with Acquired Assets.  Except as otherwise contemplated or permitted by this Agreement, (x) Seller shall not take (nor will it permit any Selling Subsidiary to take) any steps to sell any of the Acquired Assets; (y) Seller shall not, without the prior written consent of Buyer, take (nor will it permit any Selling Subsidiary to take) any steps to amend, terminate or otherwise alter the terms of any Material Contract as it relates to the Business, and (z) Seller will cause the Business to be operated in the Ordinary Course of Business and shall use Reasonable Commercial Efforts to preserve intact the business organization and relationships with third parties of the Business, and to keep available the services of the Product Employees.

(b)

Encumbrances.  Seller shall not suffer or permit (nor will it permit any Selling Subsidiary to suffer or permit) any Security Interest to be attached to the Acquired Assets.

4.4

Retention of Key Product Employees.  During the period from the date of this Agreement to the Effective Time, the Seller shall not (nor shall it permit any Selling Subsidiary to) effect the involuntary termination of employment of any Product Employee listed in Schedule 4.4 (each a “Key Employee”) without the prior written consent of the Buyer, which shall not be unreasonably withheld.

4.5

Agreement with Solectron.  Seller shall use Reasonable Commercial Efforts to assist Buyer Group in negotiating and establishing an agreement, on or before the Closing, with Solectron, which agreement shall be reasonably satisfactory to Buyer and shall set forth with reasonable specificity the basic terms by which Buyer Group will purchase Products from Solectron, and Solectron will repurchase Products from Buyer Group for resale to Seller’s Service Provider Customers (as such term is defined in Section 8.5(a)(i), including without limitation order and inventory process, delivery requirements, and pricing and payment terms, all as more fully set forth on Schedule 4.5 hereto.

ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

5.1

Conditions to Obligations of Buyer.  The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer) of the following conditions:

(a)

Seller shall have obtained (or caused to be obtained) all of the waivers, permits, material consents, approvals or other authorizations, and effected all of the registrations, filings and notices, listed on Schedule 5.1(a) hereto;

(b)

The representations and warranties of Seller set forth in Article II shall be true and correct at and as of the Closing Date as if made as of the Closing Date without giving effect to any limitation or qualification for materiality or Material Adverse Effect set forth in such representations or warranties, except (i) for changes contemplated or permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect in the aggregate;

(c)

Seller shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

(d)

Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified in clauses (a) through (c) of this Section 5.1 is satisfied in all respects;

(e)

Seller shall deliver to Buyer at least three (3) Business Days prior to the Closing Date an update of Schedules 1.1(a)(i), 2.9 and 2.10, and such updates shall amend and become a part of such Schedules; provided, however, that (i) Schedule 1.1(a)(i) shall not be updated so as to delete any of the items specified thereon as of the date hereof, and (ii) Schedule 2.10(c) shall not be updated so as to add any names of any Product Employees listed thereon as of the date hereof, in each case without the prior written consent of Buyer;

(f)

No Complaint shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the material transactions contemplated by this Agreement or (ii) cause any of the material transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(g)

All required clearances under applicable antitrust or competition laws shall have been obtained;

(h)

Buyer shall have received all of the items required to be delivered to it pursuant to Section 1.4(b);

(i)

Consent to the assignment of the Assigned Contract by NMS shall have been obtained;

(j)

Buyer Group and Solectron shall have reached an agreement in accordance with Section 4.5 which shall be evidenced by email or other written record of such agreement; and

(k)

All actions to be taken by Seller at or prior to the Closing in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer.

5.2

Conditions to Obligations of Seller.  The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Seller) of the following conditions:

(a)

Buyer shall have obtained (or caused to be obtained) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the requisitions, filings and notices, listed on Schedule 5.2(a) hereto;

(b)

The representations and warranties of Buyer set forth in Article III shall be true and correct at and as of the Closing Date as if made as of the Closing Date without giving effect to any limitation or qualification for materiality or Buyer Material Adverse Effect set forth in such representations or warranties, except (i) for changes contemplated or permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a Buyer Material Adverse Effect in the aggregate;

(c)

Buyer shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

(d)

Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified in clauses (b) and (c) of this Section 5.2 is satisfied in all respects;

(e)

No Complaint shall be pending by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would reasonably be expected to (i) prevent consummation of any of the material transactions contemplated by this Agreement or (ii) cause any of the material transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f)

All required clearances under applicable antitrust or competition laws shall have been obtained;

(g)

Seller shall have received all of the items required to be delivered to it pursuant to Section 1.4(b); and

(h)

All actions to be taken by Buyer at or prior to the Closing in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller.

ARTICLE VI

INDEMNIFICATION

6.1

Indemnification by Seller.  Subject to the terms and conditions of this Article VI, from and after the Closing, Seller shall indemnify Buyer and the Buyer Parent and each of their Affiliates, successors and assigns and persons serving as officers, directors, partners, members, managers, stockholders, employees and agents thereof (collectively, the “Buyer Indemnified Parties”) in respect of, and hold the Buyer Indemnified Parties harmless against, and agrees to reimburse any Buyer Indemnified Party for, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Damages”) incurred or suffered by the Buyer Indemnified Parties resulting from, relating to or constituting:

(a)

Other than Buyer Organizational Claims, Buyer Fraud Claims, Excluded Liability Claims and Pre-Closing Claims (each as defined below), any (i) misrepresentation or breach of warranty of Seller contained in this Agreement, the Transition Services Agreement or the Real Estate License without giving effect to any limitation or qualification for a Material Adverse Effect or (ii) failure to perform any covenant or agreement of Seller contained in this Agreement or any of the aforementioned agreements (“Buyer General Claims”);

(b)

Any breach of the organizational representations and warranties set forth in Sections 2.1 and 2.3 hereof without giving effect to any limitation or qualification for materiality or Material Adverse Effect set forth in such representations or warranties (the “Buyer Organizational Claims”);

(c)

Actual fraud by Seller or Selling Subsidiaries (“Buyer Fraud Claims”);

(d)

Any Excluded Liability (“Excluded Liability Claims”); or

(e)

The conduct of the Business prior to the Closing (“Pre-Closing Claims”).

6.2

Indemnification by Buyer.  Subject to the terms and conditions of this Article VI, from and after the Closing, Buyer shall indemnify Seller, Selling Subsidiaries and their respective Affiliates, successors and assigns and persons serving as officers, directors, partners, members, managers, stockholders, employees and agents thereof (collectively, “Seller Indemnified Parties”) in respect of, and hold the Seller Indemnified Parties harmless against, and agrees to reimburse any Seller Indemnified Party for, any and all Damages incurred or suffered by the Seller Indemnified Parties resulting from, relating to or constituting:

(a)

Other than Post-Closing Claims, Assumed Liability Claims, Seller Organizational Claims or Seller Fraud Claims (each as defined below), any (i) misrepresentation or breach of warranty of Buyer contained in this Agreement, the Transition Services Agreement or the Real Estate License without giving effect to any limitation or qualification for materiality or Buyer Material Adverse Effect or (ii) failure to perform any covenant or agreement of Buyer contained in this Agreement or any of the aforementioned agreements (“Seller General Claims”);

(b)

The conduct of the Business from and after the Closing (“Post-Closing Claims”);

(c)

Any Assumed Liability (“Assumed Liability Claims”);

(d)

Any breach of the organizational representations and warranties set forth in Sections 3.1 and 3.2 hereof without giving effect to any limitation or qualification for materiality or Buyer Material Adverse Effect (the “Seller Organizational Claims”); or

(e)

Actual fraud by Buyer or Buyer Parent (“Seller Fraud Claims”).

6.3

Claims for Indemnification.

(a)

Third-Party Claims.  All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party shall be made in accordance with the following procedures.  A person entitled to indemnification under this Article VI (an “Indemnified Party”) shall give prompt written notification to the person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the written assertion of any such claim by a third party.  As soon as practicable after delivery of such notification, and in any event no later than 30 days thereafter, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party.  If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense at the Indemnifying Party’s expense.  The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered Damages for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties.  The party controlling such defense shall keep the other party reasonably advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other party with respect thereto.  The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party.  The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation or admission or concession of wrongdoing or culpability on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld.

(b)

Procedure for Other Claims.  An Indemnified Party wishing to assert a claim for indemnification under this Article VI which is not subject to Section 6.3(a) shall deliver to the Indemnifying Party a written notice (a “Claim Notice”) which contains (i) a description and the amount (the “Claimed Amount”) of any Damages incurred by the Indemnified Party, to the extent that such amount is then ascertainable (ii) a statement that the Indemnified Party is entitled to indemnification thereof under this Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.  As soon as practicable after delivery of a Claim Notice, and in any event no later than 30 days thereafter, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall:  (1) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (2) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the “Agreed Amount”) (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (3) contest that the Indemnified Party is entitled to receive any of the Claimed Amount.  If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute.  If such dispute is not resolved within 60 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 9.9.

6.4

Survival.

(a)

The representations and warranties of Seller and Buyer set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the date that is 18 months after the Closing Date, at which time they shall expire.  Notwithstanding the foregoing, (i) the representations and warranties of Seller contained in Sections 2.1, 2.2(a), 2.3 and 2.14 and of Buyer contained in Sections 3.1, 3.2 and 3.9 shall survive the Closing and the consummation of the transactions contemplated hereby without limitation, and (ii) the representations and warranties of Seller contained in Section 2.13(a) shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the date that is two years after the Closing Date, at which time they shall expire.

(b)

Any valid claim that is properly asserted in writing pursuant to Section 6.3 prior to the expiration as provided in Section 6.4(a) of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied.

6.5

Limitations.

(a)

Except with respect to Buyer Fraud Claims and Seller Fraud Claims, the rights of the Indemnified Parties under this Article VI shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates for the recovery of money damages with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement, the Transition Services Agreement or the Real Estate License provided, that nothing in this Agreement shall be deemed to limit or adversely effect in any manner any right or remedy of any Indemnified Party regarding specific performance or non-monetary damages under this Agreement or such other agreements; and provided, further that nothing herein shall be deemed to limit any remedies of any Indemnified Parties under the Ancillary Agreements other than the Transition Services Agreement and Real Estate License.  Without limiting the generality of the foregoing sentence, in no event shall Seller or Buyer, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated under this Agreement.

(b)

Notwithstanding anything to the contrary contained in this Agreement:

(i)

The aggregate liability of Seller Group for the sum of all Damages payable to the Buyer Indemnified Parties under this Article VI shall not exceed an amount equal to the amounts that have actually been paid to Seller under Section 1.2 of this Agreement (including any amounts paid after the date on which any claim is made); provided, however, that the foregoing limitation shall not apply to any Excluded Liability Claims, Pre-Closing Claims, Buyer Organizational Claims or Buyer Fraud Claims or any breach of Seller’s obligation to pay Taxes;

(ii)

The aggregate liability of Buyer for the sum of all Damages payable to Seller Indemnified Parties under this Article VI shall not exceed an amount equal to the amounts that have actually been paid to Seller under Section 1.2 of this Agreement (including any amounts paid after the date on which any claim is made); provided, however, that the foregoing limitation shall not apply to any Post-Closing Claims, Assumed Liability Claims, Seller Organizational Claims, Seller Fraud Claims or any breach of Buyer’s obligation to pay Taxes;

(iii)

No claims for indemnification shall be made under this Article VI against Seller Group, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to Buyer General Claims until the aggregate amount of all Damages relating to Buyer General Claims exceeds $150,000, at which point Seller shall be obligated to indemnify the Buyer Indemnified Parties for all Damages and not only amounts in excess of $150,000, provided, however, that the foregoing threshold shall not apply to the indemnities referred to in Sections 6.1(c), (d) and(e); and

(iv)

No claims for indemnification shall be made under this Article VI against Buyer, and no indemnification shall be payable to any Seller Indemnified Party, with respect to Seller General Claims until the aggregate amount of all Damages relating to Seller General Claims exceeds $150,000, at which point Buyer shall be obligated to indemnify the Seller Indemnified Parties for all Damages and not only amounts in excess of $150,000, provided, however, that the foregoing threshold shall not apply to any breach of Buyer’s obligation to pay Taxes pursuant to Section 1.5 or the indemnities referred to in Sections 6.2(b), (c) and (e).

(c)

In no event shall any Indemnifying Party be responsible and liable for any Damages or other amounts under this Article VI that are consequential, in the nature of lost profits, diminution in value, damage to reputation or the like, special or punitive or otherwise not actual Damages.

6.6

Treatment of Indemnification Payments.  All indemnification payments made under this Article VI shall be treated by the Parties as an adjustment to the Purchase Price.  Buyer may elect to set-off any amounts that Buyer owes to Seller under Section 1.2 of this Agreement against any indemnification payments owed by Seller to Buyer under this Article VI, provided that Seller has agreed in writing to a settlement of any claim that gives rise to such indemnification payments, or such claim has been finally adjudicated by a court of competent jurisdiction, and in such event Seller shall only be obligated to pay liabilities under this Article VI in excess of amounts so set-off.

ARTICLE VII

TERMINATION

7.1

Termination of Agreement.  The Parties may terminate this Agreement prior to the Closing as provided below:

(a)

The Parties may terminate this Agreement by mutual written consent;

(b)

Except as provided in Section 7.1(d), Buyer may terminate this Agreement by giving written notice to Seller if the Closing shall not have occurred on or before May 30, 2003 by reason of the failure of any condition precedent under Section 5.1 hereof (unless the failure results primarily from a breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement); and

(c)

Except as provided in Section 7.1(d), Seller may terminate this Agreement by giving written notice to Buyer if the Closing shall not have occurred on or before May 30, 2003 by reason of the failure of any condition precedent under Section 5.2 hereof (unless the failure results primarily from a breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement).

(d)

In the event the Closing shall not have occurred on or before May 30, 2003, either party may terminate this Agreement by reason of the failure to obtain required clearances under antitrust or competition laws.

7.2

Effect of Termination.

(a)

Except as set forth in Sections 7.2 (b) and 7.2(c), if any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party.

(b)

Termination of this Agreement pursuant to clause (b) of Section 7.1 by reason of a breach prior to the time of such termination of any covenant or agreement contained in this Agreement (but not by reason of a breach of any representation and warranty) shall not relieve a defaulting or breaching Party (whether or not it is the terminating Party) from any liability to the other Party.

(c)

Notwithstanding any other provision contained in this Agreement to the contrary, the Confidentiality Agreement (as defined in Section 8.2(e)) shall survive the termination of this Agreement for any reason.

ARTICLE VIII

FURTHER AGREEMENTS

8.1

Warranties on Products.  Buyer shall perform warranty and maintenance work with respect to Products manufactured, sold or supported by any member of Seller Group on or prior to the Closing Date solely in accordance with the OEM Agreement.

8.2

Access to Information; Record Retention; Cooperation.

(a)

Access to Information.  Subject to compliance with applicable laws and regulations regarding classified information and security clearance, each party’s applicable contractual commitments and Section 8.2(c), following the Closing, each Party shall afford to the other Party and to the other Party’s authorized accountants, counsel and other designated representatives (but not any employee of such Party) reasonable access (including using reasonable efforts to give access to third parties possessing information and providing reasonable access to its own employees who are in possession of relevant information) and duplicating rights during normal business hours in a manner so as not unreasonably to interfere with the conduct of business to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information (excluding records, documents and data pertaining to employees of Seller or Selling Subsidiaries, other than Employee Information) (collectively, “Information”) within the possession or control of such Party or its Affiliates, relating to the manufacture, sale or support of the Products prior to the Closing, insofar as such access is reasonably required by the other Party (including financial reporting and accounting purposes, preparing financial statements, preparing securities law or exchange filings, prosecuting, defending or settling any litigation, environmental matter or insurance claim, performing this Agreement and the transactions contemplated hereby, and all other proper business purposes) provided, however, that Buyer shall not be afforded access to Information of the Seller for purposes of preparing or filing any Tax returns, prosecuting any claims for refund or defending any Tax claims or assessment.  Buyer shall promptly destroy or return to Seller (i) Confidential Information (as such term is defined in the Confidentiality Agreement) obtained by Buyer Group in connection with this Agreement and the transactions contemplated hereby to the extent such Confidential Information is not related solely to the Business, and (ii) all Information obtained pursuant to this Section 8.2(a) to the extent such Information is not related solely to the Business.

(b)

Access to Personnel.  Prior to the Closing Date, Seller will afford Buyer reasonable access to all Product Employees in order to permit Buyer (i) to properly plan the transition of the Business to Buyer, and (ii) make presentations to the Product Employees regarding Buyer’s business and to make Employment Offers (as defined below) to Product Employees, provided that Seller has an opportunity to review and approve such presentation at least two (2) Business Days in advance of its delivery, which approval shall not be unreasonably withheld, and such Employment Offer has been reviewed and approved by Seller as provided in Section 8.4(c).  Following the Closing, each Party shall use reasonable efforts to make available to the other Party, upon written request, such Party’s and its Affiliates’ officers, directors, employees and agents to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting Party may from time to time be involved relating to the Business prior to the Closing or for any other matter referred to in Section 8.2(a).

(c)

Contact Persons.  Buyer shall make all requests for Information or access to personnel of Seller Group under Sections 8.2(a) or (b) solely to Ken Parham, telephone:  (919) 997-8603, email: kparham@nortelnetworks.com (or his successor designated by Seller in accordance with Section 9.8), and Seller shall make all requests for Information or access to personnel of Buyer Group under Sections 8.2(a) or (b) solely to Benjamin Rabinowitz, telephone:  (773) 695-9871, email: ben.rabinowitz@audiocodes.com (or his successor designated by Buyer in accordance with Section 9.8).

(d)

Confidentiality.  Seller and Buyer acknowledge that Seller and Buyer have entered into a Non-Disclosure Agreement dated September 27, 2002 relating to the transactions contemplated by this Agreement (the “Non-Disclosure Agreement”), which shall remain in full force and effect after and notwithstanding the execution and delivery of this Agreement, and the information obtained from Buyer by Seller or its representatives or Affiliates or by Buyer or its representatives or Affiliates from Seller or any Selling Subsidiary, pursuant to Section 8.2(a) or otherwise, shall be subject to the provisions of the Confidentiality Agreement.

8.3

Reserved.

8.4

Employee Matters.

(a)

Pre-Closing Conduct.  Prior to the Closing Date, Seller shall not, and shall cause its Affiliates to not, without the prior written consent of Buyer, take any actions to offer alternate employment to any Product Employee or discourage or prevent any Product Employee from becoming a Transferred Employee (as defined below).

(b)

Employment Related Liabilities.

(i)

Seller shall be responsible for and shall indemnify the Buyer Indemnified Parties from and against any Damages incurred or suffered by the Buyer Indemnified Parties resulting from, relating to or arising from or in connection with (A) the employment of any Transferred Employee by Seller Group that exist or accrue prior to the date on which Buyer employs such Transferred Employee pursuant to this Agreement (“Transfer Date”), including any vacation accrued by any Transferred Employee prior to such Transfer Date, (B) the employment or termination of employment by Seller Group of any employee who is not a Transferred Employee, including any Product Employee who does not accept Buyer’s Employment Offer, (C) all Seller Employee Plans and all obligations and liabilities associated with or arising out of any Seller Employee Plans or (D) Seller’s  breach of any of its obligations under Section 8.4.

(ii)

Buyer shall be responsible for and shall indemnify the Seller Indemnified Parties from and against any Damages incurred or suffered by the Seller Indemnified Parties resulting from, relating to or arising from or in connection with (A) the offer of employment to any Product Employee by Buyer (or the Buyer Parent) including any severance or termination pay or benefits arising from the Buyer’s breach of its obligations set forth herein with respect to the Employment Offer, (B) the employment or termination of employment of any Transferred Employee on or after the applicable Transfer Date by Buyer, Buyer Parent or their Affiliates, (C) all Buyer Employee Plans and all obligations and liabilities associated with or arising out of any Buyer Employee Plans or (D) Buyer’s breach of any of its obligations under Section 8.4.

(iii)

During the eighteen-month period following the Closing Date, Buyer shall not, and shall cause its Affiliates to not,  without Seller’s prior written consent, solicit or hire a Product Employee who rejects the Employment Offer or an employee who continues employment in or voluntarily terminates employment after the Closing Date from Seller’s organization located in Raleigh, North Carolina, which reports directly or indirectly to Ms. Sue Spradley; provided, however, that nothing in this provision shall prevent Buyer or any of its Affiliates from conducting generalized employment searches, by advertisements, by engaging firms to conduct searches or other methods, which are not focused on such employees or former employees, and employing such employees or former employees identified through such searches.

(iv)

During the eighteen-month period following the Closing Date, Seller shall not, and shall cause its Affiliates to not, without Buyer’s prior written consent, solicit or hire (i) any Transferred Employee who continues employment with or voluntarily terminates employment after the Closing Date from Buyer or its Affiliates or (ii) any employee who is to Seller’s Knowledge employed by or has voluntarily terminated employment from Buyer or its Affiliates and is located in the United States; provided, however, that nothing in this provision shall prevent the Seller or any of its Affiliates from conducting generalized employment searches by advertisements, by engaging firms to conduct searches or other methods, which are not focused on such employees or former employees, and employing such employees or former employees identified through such searches.

(v)

It is expressly understood and agreed that neither Buyer nor any Affiliate thereof is, by virtue of this Agreement or otherwise, assuming any Seller Employee Plan or any liability or obligation of any kind under any such Seller Employee Plan.

(c)

Offers of Employment.

(i)

Within ten (10) Business Days after the date hereof or such earlier date as may be required to provide Product Employees the period to consider their Employment Offer that is specified in Section 8.4(c)(ii), Buyer shall, or shall cause Buyer Parent to, deliver an Employment Offer to all Product Employees listed on Schedule 2.10(c).  Buyer shall provide Seller a copy of each Employment Offer two (2) Business Days in advance of such delivery for Seller’s review and approval, which shall not be unreasonably withheld.  Such Employment Offer shall be accompanied by such additional information as Buyer and Seller mutually agree is necessary for the Product Employee’s proper consideration of the offer.

(ii)

Except as provided in paragraph (iii) below related to Leave Employees, Buyer shall, or shall cause Buyer Parent to, offer employment commencing immediately following the Effective Time to all Product Employees on terms and conditions of employment as specified in Section 8.4 by means of a letter substantially in the form set out in Exhibit G (“Employment Offer”).  Without limiting the generality of the foregoing, such Employment Offer shall provide for employment of each Transferred Employee (A) at a base salary or hourly rate, as applicable, that is not less than the base salary or hourly rate specified for such employee in Section 2.10(c) of the Disclosure Schedule, (B) at a work location not more than twenty-five (25) miles from the work location specified for such employee in Section 2.10(c) of the Disclosure Schedule and (C) in a position for which such employee is qualified.  Such Product Employees shall have at least five (5) Business Days to consider such offer.  Such Employment Offer shall not be conditional upon any such Product Employee satisfactorily completing a background investigation, drug test or other similar Buyer employment screening processes; provided, however, that Buyer may require each such Product Employee to provide evidence that such employee is legally permitted to be employed, if such evidence is required by applicable law.  Except as provided in paragraph (iii) below with respect to Leave Employees, Buyer shall, or shall cause Buyer Parent to, employ Product Employees accepting the Employment Offer immediately following the Effective Time.

(iii)

Leave Employees.  Any Product Employee who is on a Seller-approved leave of absence shall receive an Employment Offer at the time provided in and in accordance with Section 8.4(c)(i) above.  Any such employee who accepts the Employment Offer (“Leave Employee”) and is released to return to work within twelve (12) months following the commencement of such leave or, if such Leave Employee is on a military leave covered by the Uniformed Services Employment and Re-employment Rights Act of 1994 (“USERRA”), by the date, if later, prior to which such Employee’s re-employment rights, if any, with Buyer or Buyer Parent expire, shall commence employment with Buyer or Buyer Parent upon such Leave Employee’s release to return to work by Seller and the terms and conditions of employment, set out in Section 8.4 shall apply to such Leave Employee at such time.  Seller remains responsible for the adjudication of such Leave Employee’s claims under the Seller Employee Plans and for any costs and liability associated with such Leave Employee’s period of leave from the Closing Date until such Leave Employee’s commencement of employment with Buyer or one of its Affiliates.  Buyer shall cooperate with Seller regarding the return to work from leave in respect of any Leave Employee.

(d)

Post-Closing Treatment of Transferred Employees.

(i)

Those Product Employees who accept the Employment Offer and who commence employment with Buyer or the Buyer Parent pursuant to Section 8.4(c) shall hereafter be referred to as “Transferred Employees”.  Buyer shall, or shall cause Buyer Parent to, employ such Transferred Employees on the terms and conditions specified in Section 8.4, including the Employment Offer, as of the applicable Transfer Date.  Through the six-month anniversary following the Closing Date (“Severance Period”), Buyer shall provide to any Transferred Employee whose employment is involuntarily terminated other than for Cause by Buyer Group or its Affiliates severance pay and benefits equal to the base pay and benefits that such Transferred Employee would have received from Buyer Group or its Affiliates had such Transferred Employee been employed by Buyer Group or its Affiliates through the Severance Period, plus an additional lump sum amount equal to such Transferred Employee’s base pay for a sixty (60) day period.  For purposes of this Section 8.4(d)(i), “Cause” shall mean the applicable employee’s (i) material, intentional or willful misconduct; (ii) conviction of a felony or any other crime involving moral turpitude; (iii) substance abuse; (iv) misappropriation of funds or any other act of dishonesty related to employment; (v) material failure to perform his or her job responsibilities; or (vi) failure to perform any reasonably assigned duties after written notice, which failure is not cured within ten (10) Business Days of such employee’s receipt of such written notice.

(ii)

Until the first anniversary of the Closing Date, Buyer shall, and shall cause Buyer Parent and Affiliates of Buyer or Buyer Parent to,  maintain terms and conditions of employment with respect to the Transferred Employees which are substantially the same in the aggregate to those terms and conditions of employment on which such Transferred Employees are employed by Buyer or Buyer Parent immediately following the Effective Time pursuant to Section 8.4; provided, however, that (x) the involuntary termination of a Transferred Employee by Buyer Group or its Affiliates shall not be deemed to be a breach of the foregoing obligation and (y) Buyer shall be deemed to be in breach of this provision if prior to the first anniversary of the Closing Date the work location of any Transferred Employee is moved more than twenty-five (25) miles from the work location for such employee as set out in Section 2.10(c) of the Disclosure Schedule.

(iii)

Service Credit.  Buyer shall, or shall cause Buyer Parent or Affiliates of Buyer or Buyer Parent to, recognize the service date of each Transferred Employee, as set out in Section 2.10(c) of the Disclosure Schedule, for all purposes under Buyer Employee Plans including vesting, benefit accrual and entitlement to benefits; provided, however, that such service date shall not be recognized for vesting purposes under any Buyer Employee Plan through which stock options are granted.

(iv)

Participation in Buyer Employee Plans.  Buyer shall cause each Transferred Employee (and their eligible dependents, as applicable) to be eligible to participate in and accrue benefits under the Buyer Employee Plans as of such Transferred Employee’s Transfer Date.  With respect to each Transferred Employee (and their eligible dependants, as applicable), Buyer shall cause such plans to (A) waive any exclusions for pre-existing conditions, waiting periods, evidence of insurability requirements or other limitations to participation; and (B) provide each Transferred Employee with credit in satisfying any applicable deductible or out-of-pocket maximum under any Buyer Employee Plan for the plan year that includes such employee’s Transfer Date to the same extent credit was given under the applicable Seller Employee Plan prior to such Transfer Date, for any deductibles or out-of-pocket maximums paid by such Transferred Employee for which evidence of payment is provided by the Transferred Employee to Buyer; provided that the foregoing shall not apply to the extent it would result in duplication of benefits.  Nothing in this Agreement shall prohibit Buyer from amending or terminating any Buyer Employee Plan after the Closing, provided that Buyer meets its obligations as set out in Section 8.4(d)(ii).

(v)

Vacation.  Buyer shall, or shall cause Buyer Parent or the Affiliates of Buyer or Buyer Parent to, provide each Transferred Employee with the vacation accrual rate set out with respect to such employee in Section 2.10(c) of the Disclosure Schedule.  Additionally, Buyer shall, or shall cause Buyer Parent or the Affiliates of Buyer or Buyer Parent to, provide any Transferred Employee with a reasonable amount of unpaid time off during the year in which the applicable Transfer Date occurs upon such Transferred Employee’s request, if such Transferred Employee has accrued an insufficient number of vacation days with Buyer or Buyer Parent to cover any planned vacation.

(vi)

Discretionary Annual Bonus.  Buyer shall cause the Transferred Employees to be eligible to participate immediately upon their Transfer Date in an annual bonus program providing a potential bonus payment to each Transferred Employee of 100% of the target bonus amount set forth beside such employee’s name in Schedule 8.4(d)(vi) upon the achievement of certain Buyer performance and individual performance goals; provided, however, that Buyer has the discretion to exceed the target bonus amount.

(vii)

Special Performance Bonus.

(A)

Buyer shall cause the Key Employees to be eligible to participate immediately upon their Transfer Date in a special performance bonus program that shall provide to each Key Employee a special performance bonus based upon the percentage of attainment of certain performance goals as set forth beside each Key Employee’s name on Schedule 8.4(d)(vii).  Such special performance bonus program shall provide that Buyer has the discretion to provide bonus payments in excess of the amounts provided in Sections 8.4(d)(vii)(B) or (C) if a Key Employee fails to achieve 100% of the applicable performance goals as a result of circumstances beyond the control of the Key Employee.

(B)

As soon as practicable following November 30, 2003, but in no event more than thirty calendar days thereafter, Buyer shall, in good faith, determine the percentage of the performance goals that has been attained as of November 30, 2003, and shall pay to such Key Employee a performance bonus equal to (1) the percentage of the performance goals that have been attained, times (2) the total special performance bonus amount stated on Schedule 8.4(d)(vii).  A Key Employee shall not receive the special performance bonus provided in this Section 8.4(d)(vii)(B) unless such Key Employee is employed by Buyer Group or their Affiliates on November 30, 2003; provided, however, that a Key Employee who was involuntarily terminated without Cause after a portion of the performance goals were attained but before November 30, 2003, shall receive a bonus based on the percentage of the performance goals that were attained before such Key Employee’s termination.

(C)

As soon as practicable following May 31, 2004, but in no event more than thirty calendar days after May 31, 2004, Buyer shall, in good faith, determine the percentage of the performance goals that has been attained as of May 31, 2004, and shall pay to such Key Employee a performance bonus equal to (1) the percentage of the performance goals that have been attained, times (2) the total special performance bonus amount stated on Schedule 8.4(d)(vii), minus (3) the amount of such special performance bonus paid after November 30, 2003, pursuant to Section 8.4(d)(vii)(B).  A Key Employee shall not receive the special performance bonus provided in this Section 8.4(d)(vii)(C) unless such Key Employee is employed by Buyer Group or their Affiliates on May 31, 2004; provided, however, that a Key Employee who was involuntarily terminated without Cause after a portion of the performance goals were attained but before May 31, 2004, shall receive a bonus based on the percentage of the performance goals that were attained before such Key Employee’s termination.

(D)

For purposes of this Section 8.4(d)(vii), “Cause” shall mean (i) the Key Employee’s failure or refusal to perform the Key Employee’s duties required by his employment agreement as determined by the Buyer in its sole discretion, (ii) the Key Employee’s engaging in conduct which would constitute any crime or the misuse of money or other property of the Buyer or its affiliates, or (iii) the Key Employee’s engaging in conduct that is injurious to the Buyer or its business, as determined by the Buyer in its sole discretion.

(viii)

Stock Options.  Within thirty (30) calendar days following the applicable Transfer Date, Buyer shall, or shall cause Buyer Parent to, grant an option to each Transferred Employee pursuant to the Option Plan of Buyer Parent (“Plan”) to purchase the number of shares of Buyer Parent common stock which is set forth beside such employee’s name in Schedule 8.4(d)(viii).  Such option shall vest over a four (4) year period as provided in the Plan and the exercise price of such option shall be the fair market value of such stock on the date of the grant.

8.5

Non-Competition.

(a)

Until the earlier of the occurrence of any Buyer Event of Default (as defined below) or the third anniversary of the Closing Date (“Seller Non-Compete Period”):

(i)

Buyer will be Seller’s sole supplier of Carrier Media Server Products. “Carrier Media Server Products” means media server products that (A) provide conferencing, announcements, and/or legal intercept capability (“Media Server Functionalities”); and (B) are provided by Seller’s Wireline Business Unit to Service Provider Customers for use in conjunction with Seller’s Succession CS2K and CS2K Compact products (and their successor products) (collectively “Wireline Succession Products”) by such customers to provide voice-over-packet (“VoP”) telephony services.  For the sake of clarity and the avoidance of doubt, the term Wireline Succession Products shall expressly exclude (x) any Interactive Multimedia Server (“IMS”) products, and (y) products similar and/or identical to Carrier Media Server Products sold by any of Seller’s other business units, including, but not limited to Seller’s Enterprise or Wireless Business Units (or their respective successor businesses) (“Other Business Units”).   As used herein, the term “Wireline Business Unit” means that business unit of Seller (and any successor business) selling voice, data and/or multimedia services using packet-based technologies to Service Provider Customers; and, as used herein, the term “Service Provider Customers” means all entities or sub-divisions of such entities that are primarily in the business of providing telecommunications services, including, but not limited to, Post Telephone and Telegraph companies, Incumbent Local Exchange Carriers, other independent telephone companies, Competitive Local Exchange Carriers, Alternate Operators, Inter-exchange Carriers, and Internet Service Providers; and

(ii)

Seller shall not, directly or indirectly, (x) purchase or acquire from any third party any Carrier Media Server Products or (y) internally develop or manufacture a Carrier Media Server Product, in either case (x) or (y) for resale in conjunction with the Wireline Succession Products; and

(b)

Until the earlier of the occurrence of any Buyer Event of Default (as defined below) or the first anniversary of the Closing Date (“Non-License Period”), Seller shall not license a third party to use the UAS Software (as defined in the IP Agreement) in and with such a third party’s Media Server Product (as defined the IP Agreement), which is the same as or essentially the same as the first Carrier Media Server Product that (A) incorporates the UAS Software (as defined in the IP Agreement) or any of the other Technology (as defined in the IP Agreement) and (B) is manufactured or sold by or for Buyer to or for Seller.

(c)

Until the earlier of the occurrence of any Seller Event of Default (as defined below) or the third anniversary of the Closing Date, Buyer shall not sell any Carrier Media Server Products directly to Service Provider Customers unless directed to do so by Seller (the “Buyer Non-Compete Period”).

(d)

Notwithstanding Sections 8.5(a) and 8.5(b) to the extent they may be contrary to the following, during the Seller Non-Compete Period, Seller retains the right to:

(i)

enable third-party developed Carrier Media Server Products (“Alternate Products”) to interoperate with Seller’s Wireline Succession Products if such Alternate Products are explicitly requested or required by a customer; and

(ii)

incorporate any one or more of the Media Server Functionalities into any one or more of Seller’s Succession portfolio of products if Seller determines that such integration is required (x) to comply with any existing or prospective regulatory requirements in a particular jurisdiction applicable to legal intercept functionality, or (y) to satisfy a particular customer’s explicit and bona fide requirement to provide the legal intercept functionality from other than a Carrier Media Server Product, in a particular jurisdiction or in such additional jurisdictions as such customer specifically requires; and

(iii)

incorporate the Carrier Media Server Products and/or Media Server Functionalities in any of the products promoted, offered, sold, licensed and/or provided to customers by Seller’s Other Business Units; and

(iv)

license (A) any intellectual property rights (including the Technology IPR (as defined in the IP Agreement)) and/or any of its technology (including the Technology (as defined in the IP Agreement), other than the UAS Software (as defined in the IP Agreement)) for any purpose, and/or (B) the UAS Software (as defined in the IP Agreement) to any third party for any purpose other than as set forth in Section 8.5(b), it being understood and agreed that nothing in this Section 8.5(c)(iv) shall relieve Seller of its obligations under Section 8.5(b); and

provided that in any instance described in subsections (d)(i) and (d)(ii)(y) above, Seller agrees to disclose such instance to Buyer in writing, within twenty (20) Business Days after Seller becomes aware of same, including, for example, the fact that there is a customer (without disclosing such customer’s name) meeting the descriptions set forth in subsections (d)(i) or (d)(ii)(y) above and, in the case of subsection (d)(ii)(y), the jurisdictions in which such customer requires such functionality.  Buyer acknowledges that Seller is not required to disclose any information that is or may become subject to confidentiality agreements between Seller and its customers.

(e)

Sections 8.5(a) and 8.5(b) will terminate and no longer be of any force or effect upon the occurrence of any of the following (each, a “Buyer Event of Default”):

(i)

Buyer (x) files for voluntary dissolution in bankruptcy; (y) files a petition for voluntary reorganization in bankruptcy (e.g., Chapter 11 in the U.S.), which is then converted to involuntary proceedings for dissolution based on a petition by a member of the creditor’s committee representing the creditors in the voluntary proceeding (or its equivalent in non-U.S. jurisdictions) and such proceedings are not dismissed within 90 days; or (z) is declared insolvent under applicable bankruptcy/insolvency laws or other similar laws of any jurisdictions; or

(ii)

A consistent, repetitive and material failure or refusal by Buyer Parent for a period of ninety (90) days to comply with the terms of the OEM Agreement, which failure or refusal is not otherwise excused under the OEM Agreement, and is not cured by Buyer Parent prior to the end of such 90-day period.

(iii)

Buyer ceases to carry on normal business operations.  For purposes of this sub-part (iii), a merger, reorganization or other permitted assignment of all or substantially all of Buyer’s assets will not be considered an Event of Default as long as the resulting reorganized entity, assignee or merged entity carries on normal business operations (i.e., the manufacture and sale of Carrier Media Server Products to Seller).  Notwithstanding the foregoing, a merger, reorganization or assignment will be considered an Event of Default whether or not normal business operations are carried on, if the surviving entity in a merger is, or the assignee is, one of the six companies listed on Schedule 9.5 or their successors-in-interest.

(f)

In the event that:

(i)

Buyer is solely at fault and responsible for a material breach of an obligation to deliver a feature under the Development Agreement within the relevant time periods set forth therein; and

(ii)

Seller and Buyer have previously agreed in writing at the time of Seller’s final product specification process for SN 08 or SN 09 that:  (A) such feature (as is described in subsection (f)(i) above) is in fact critical; and (B) Seller notifies Buyer of the contracted-for First Customer Shipment date as part of Seller’s Succession product version SN08 or SN 09 intended for delivery to one of Seller’s Major Customers, as defined below (“FCS”), and (C) a failure to deliver such critical feature within 90 of Seller’s FCS will put Seller at risk of losing such Major Customer (subsections (i) and (ii)(A)-(C) together shall mean “Feature”); and

(iii)

Seller is contractually obligated to deliver such Feature as part of Seller’s Succession product version SN 08 or SN 09 to a named major customer (“Major Customer”); and

(iv)

Buyer is unable to provide Seller with a materially equivalent functionality that includes the same or essentially the same Feature (as specified in Section 2.3 of Exhibit A-1 of the Supply Agreement;

then only on one occasion in respect of Seller’s SN 08 release and only on one occasion in respect of Seller’s SN 09 release, Buyer agrees that notwithstanding Seller’s obligation under Section 8.5 (a) and (b), Seller shall:

(x)

be allowed to purchase Carrier Media Service Products (or similar substitute - in this Section “Substitute”) that contain the Feature from a third party, for resale, or lease to such Major Customer as part of SN 08 or SN 09, as the case may be, pursuant to such Major Customer’s first order; and

(y)

provided, that Seller enters into a written agreement with such third party manufacturer of the Substitute which is equivalent in its duration to the remainder of the unexpired term of the Buyer Non-Compete Period restricting such third party in equivalent scope and terms to the restriction imposed on Buyer in Section 8.5(c) above, so that without limiting the foregoing such third party shall agree not to sell the Substitute or any functionally equivalent product to a Service Provider Customer during such period and Seller shall strictly enforce such non-compete obligation against the third party.  A copy of such agreement shall be provided within five (5) days of its execution to Buyer.

(v)

Except as provided in subsection (f)(x), Seller’s obligations under this Section 8.5 shall remain with full force and effect as if the limited exception provided for in this Section 8.5(f) never occurred.

(g)

Section 8.5(c) will terminate and no longer be of any force or effect upon the occurrence of any of the following (each a “Seller Event of Default”):

(i)

Seller (x) files for voluntary dissolution in bankruptcy; (y) files a petition for voluntary reorganization in bankruptcy (e.g., Chapter 11 in the U.S.), which is then converted to involuntary proceedings for dissolution based on a petition by a member of the creditor’s committee representing the creditors in the voluntary proceeding (or its equivalent in non-U.S. jurisdictions) and such proceedings are not dismissed within 90 days; or (z) is declared insolvent under applicable bankruptcy/insolvency laws or other similar laws; or

(ii)

Failure by Seller to place an aggregate of at least $500,000 of Net Orders (as defined in Section 1.2(c)) per quarter in any two (2) consecutive quarters during the Buyer Non-Compete Period.

(iii)

Seller ceases normal business operations in its Wireline Business Unit (or successor business).

(h)

If any provision contained in this Section 8.5 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.  It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.  Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section 8.5 and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach.  Notwithstanding anything to the contrary contained in this Agreement, Seller agrees that Buyer shall be entitled to equitable relief in the form of preliminary and permanent injunctive relief requiring specific performance by Seller of its obligations under this Section 8.5 without the necessity of proving actual damages or the posting of a bond, and Seller consents to the entry thereof.

(i)

Senior executives of the Parties shall meet from time to time as necessary to discuss any problems or issues that may arise with respect to this Section 8.5.

8.6

Deletion of Non-Assigned Software.  Buyer agrees that, following the Closing, Buyer shall not use any items of third-party software loaded on the Equipment as of the Closing Date which is not licensed to Buyer pursuant to the IP Agreement or under the Transition Services Agreement.  Buyer shall, as soon as is reasonably practicable, and in any event no later than forty-five (45) days (or such longer period as may be indicated on Schedule 1.1 to the Transition Services Agreement) following the Closing delete all such non-licensed software from any of the Equipment on which it is installed.

8.7

Further Assurances.

(a)

At any time and from time to time after the Closing, as and when requested by a Party hereto and at such Party’s expense, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably request to evidence and effectuate the transactions contemplated by this Agreement.

(b)

From and after the Closing, Seller shall use Reasonable Commercial Efforts to ensure the continuity of supply of components materially necessary to the manufacture and support of the Products, and Buyer shall use Reasonable Commercial Efforts to cooperate with Seller with respect thereto, provided, however, that the foregoing provisions of this sentence shall not impose on either Party (or its respective Affiliates) any obligation to make any payments or agree to any material undertakings with respect to any component supplier in order to effectuate the foregoing.

8.8

Acknowledgments by Buyer.

(a)

EACH PARTY ACKNOWLEDGES THAT THE REPRESENTATIONS AND WARRANTIES OF THE OTHER PARTY CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE OTHER PARTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE WHETHER EXPRESS, IMPLIED OR STATUTORY (INCLUDING ANY SET FORTH IN THE CONFIDENTIAL INFORMATION MEMORANDUM PREVIOUSLY DELIVERED TO BUYER) ARE SPECIFICALLY DISCLAIMED BY THE OTHER PARTY.  EACH PARTY ACKNOWLEDGES THAT ITS SOLE AND EXCLUSIVE RECOURSE IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS TO ASSERT RIGHTS OF THE PARTY PURSUANT TO ARTICLE VI.

(b)

The Buyer acknowledges and agrees that except as otherwise expressly provided herein, the Acquired Assets sold, transferred and assigned pursuant to this Agreement are being sold, transferred and assigned on an “as is, where is” basis on the Closing Date, but effective as at and from the Effective Time, and that no representations or warranty is given by the Seller Group with respect to the condition or state of repair of the Acquired Assets.  THE BUYER EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE BUYER IS ACQUIRING THE ACQUIRED ASSETS WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES AS TO THE FITNESS, MERCHANTABILITY, NO INFRINGEMENT OR CONDITION OF THE ACQUIRED ASSETS OR AS TO ANY OTHER MATTER.

8.9

Transfer of Equipment.  The Parties agree that, except as otherwise expressly provided for in the Transition Services Agreement, the Buyer shall be responsible, at its sole expense, for disassembling, packaging and removing the Equipment from the premises of the Seller and the Selling Subsidiaries by the date that is 90 days after the Closing Date, and that the Buyer shall use its Reasonable Commercial Efforts to minimize the disruption to the respective businesses of those persons that occupy such premises.  Within 30 days after the Closing Date, the Buyer and the Seller shall jointly prepare a migration plan for the removal of the Equipment from Seller’s premises.  The Parties further agree that in the event that any of the Equipment has not been removed by the Buyer within 30 days of the date provided in such plan, and the Buyer does not remove such Equipment within 60 days of receipt of a written request from the Seller to remove such Equipment, such Equipment shall be deemed to be abandoned by the Buyer and the Seller shall be permitted to take whatever steps with respect to such Equipment that the Seller, in its sole discretion, determines to be appropriate.

8.10

Risk of Loss.  The Parties agree that at the Effective Time, all risk of loss or damage to the property included in the Acquired Assets shall be borne by Buyer notwithstanding the presence of the Acquired Assets on property of the Seller Group.  Buyer acknowledges that it has sole responsibility for insuring the Acquired Assets and forever releases Seller and the Selling Subsidiaries for any and all acts or omissions with respect to such Acquired Assets, except for negligence and intentional misconduct of Seller or any Selling Subsidiary.  This Section 8.10 shall not constitute a waiver by Buyer of any tort claims.

8.11

Seller References.  Except as may be specifically permitted by the Ancillary Agreements, no written or printed sales, promotional or selling materials, including any catalogue or brochure, and no other tangible asset acquired by any member of Buyer Group from any member of Seller Group pursuant to this Agreement that contains the name of or references to any member of Seller Group or their Affiliates shall be used publicly or distributed by any member of Buyer Group or their Affiliates until such names or references are deleted or covered by a sticker reasonably acceptable to Seller.  Buyer shall not permit the name of any member of Seller Group or their Affiliates (or any variance thereof) to be used in any electronic form by any member of Buyer Group or their Affiliates, including email or other electronic addresses or sites.

8.12

Reports; Audits of Certain Payments.

(a)

Buyer Parent shall furnish to Seller, together with each payment under Section 1.2(c) or within thirty (30) days after the last day of each calendar quarter if no payment is due, a written statement, in a form reasonably acceptable to Seller, setting forth the Media Products sold and Qualified Net Revenue recognized by Buyer Parent in the previous quarter and the calculation of the payment due under Section 1.2(c).

(b)

Buyer Parent shall, at all times and at its own expense, keep, and for a period of at least four (4) years following the sale of Media Products retain accurate account records in accordance with GAAP setting out at least:

(i)

the quantity, price and date such Media Products were sold; and

(ii)

all other information reasonably necessary to accurately and completely calculate the payments of Purchase Price due to Seller based on the Qualified Net Revenue from such sales.

(c)

Seller shall have the right, through independent certified public accountants designated by Seller, and reasonably acceptable to Buyer, to examine and audit, during normal business hours, semi-annually, and on not less than ten (10) Business Days’ advance notice, all records and accounts of Buyer which contain information relating to the Purchase Price payments due and payable pursuant to Section 1.2(c) of this Agreement.  Such examinations and audits shall be completed at Seller’s expense, unless a discrepancy or error representing an underpayment exceeding five percent (5%) of the amount actually due is found in conjunction with such examination and audit, in which case, the reasonable cost of such examination and audit shall be borne by Buyer.  To the extent an examination and audit reveals any error(s) and/or omission(s) having been made, an appropriate adjustment shall be made promptly.

ARTICLE IX

MISCELLANEOUS

9.1

Press Releases and Announcements.  Except as otherwise expressly provided in this Agreement, no Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or public disclosure, including communications to its respective employees or to Product Employees, relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law, regulation or stock exchange rule (in which case the disclosing Party shall advise the other Party and the other Party shall have the right to review such press release or announcement prior to its publication).

9.2

No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person (including with respect to any employee or former employee of Seller, the Selling Subsidiaries, Buyer or any of their Affiliates, any Transferred Employees and any Product Employees, any right to employment or contractual employment for any specified period) other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates; provided, however, that the provisions of Article VI are intended for the benefit of the entities and individuals specified therein and their respective legal representatives, successors and assigns.

9.3

Action to be Taken by Affiliates.  The Parties shall cause their respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates. For purposes of this Agreement, “Affiliate” shall have such meaning as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

9.4

Entire Agreement.  This Agreement (including the Confidentiality Agreement, the Ancillary Agreements and the other documents referred to herein) constitutes the entire agreement between Buyer, on the one hand, and Seller, on the other hand.  This Agreement (including the Confidentiality Agreement, the Ancillary Agreements and the other documents referred to herein) supersedes any prior understandings, agreements, or representations by or between Buyer, on the one hand, and Seller, on the other hand, whether written or oral, with respect to the subject matter hereof.

9.5

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement (and for purposes of this Section 9.5, a merger of such Party with and into a third party, the sale of substantially all of the assets of a Party to a third Party or other assignment by operation of law shall each be deemed to be an assignment) or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, such consent not to be unreasonably withheld, provided, however, that, subject to the next sentence, such consent shall not be required by a Party in the event of (i) a merger of such Party with and into a third party or (ii) upon the sale of all or substantially all of the assets of a Party to a third party.  Notwithstanding the foregoing, Buyer may not assign this Agreement (by operation of law or otherwise) to one of the direct competitors of Seller listed on Schedule 9.5 or their successors-in-interest, without the prior written consent of Seller, which consent may be unreasonably withheld, conditioned or delayed.

9.6

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

9.7

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8

Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered one Business Day after it is sent by (a) a reputable courier service guaranteeing delivery within one Business Day or (b) telecopy, provided electronic confirmation of successful transmission is received by the sending Party and a confirmation copy is sent on the same day as the telecopy transmission by certified mail, return receipt requested, in each case to the intended recipient as set forth below:

If to Buyer:	Copies to:
AudioCodes Inc. Suite 200, 2890 Zanker Road San Jose, CA 95134 Attn: Chief Financial Officer Tel: (408) 577-0492 notices@audiocodes.com	AudioCodes Limited 4 Hahoresh Road 56470 Yehud Israel Attn: Chief Financial Officer Tel: 97235394044 notices@audiocodes.com

If to Seller: Nortel Networks Limited 8200 Dixie Road Suite 100 Brampton, Ontario LET 5P6 Telecopy: (905) 863-8386 Attention: Secretary	Copies to: Nortel Networks Inc. 200 Athens Way Nashville, TN 37228 Telecopy: (615) 432-4067 Attention: Assistant Secretary

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.9

Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to any conflicts of law principles applicable therein.  The exclusive venue for any disputes arising under or in respect to this Agreement shall be New York, New York, and the Parties irrevocably submit to the exercise of personal jurisdiction by the courts thereof.  All proceedings shall be conducted in English.

9.10

Amendments and Waivers.  The Parties may mutually amend or waive any provision of this Agreement at any time.  No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties.  No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.11

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

9.12

Expenses.  Except as may be otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

9.13

Currency of Payments.  All payments to be made by either Party under this Agreement shall be made in US Dollars and all references to “$”, “Dollars” or “US$” refer to currency of the United States of America.

9.14

Currency Conversion.  Unless otherwise provided herein, all conversions of foreign currency to the currency of the United States of America for purposes of complying with any provision of this Agreement shall be made at the conversion rate published in The Wall Street Journal, New York edition, on the Business Day immediately preceding the day the relevant payment or calculation, as applicable, is to be made.

9.15

Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  When a reference is made in this Agreement to Articles, Sections, Exhibits, Schedules or Disclosure Schedule, such reference shall be to the Article or Section of, or Exhibit or Schedule or Disclosure Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  Any reference to “herein” or “hereof” or similar terms shall refer to the agreement as a whole rather than to the individual paragraph, Section or Article.  In this Agreement, words importing the singular include the plural and vice versa and words importing gender include all genders.

9.16

Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

9.17

Facsimile Signature.  This Agreement may be executed by facsimile signature.

-#-

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Nortel Networks Limited

By:

______________________________

Name:

______________________________

Title:

______________________________

Nortel Networks Limited

By:

______________________________

Name:

______________________________

Title:

______________________________

AudioCodes Ltd

By:

______________________________

Name:

Title:

AudioCodes Inc.

By:

______________________________

Name:

Title:

[Signature page to Purchase and Sale Agreement]